UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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C.H. Robinson Worldwide, Inc.
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2024 Notice of Annual Meeting of Shareholders and

Proxy Statement

CHRW | Nasdaq Listed

C.H. ROBINSON

We move the goods
that move the world
C.H. Robinson brings together customers, carriers, and suppliers to connect supply chains. As the world’s largest and most connected logistics platform, we operate at the heart of global commerce. People get the goods they need through our unmatched expertise; tailored, multimodal solutions; service commitment; and unrivaled scale. With thousands of supply chain experts in 39 countries, we provide logistics like no one else.

Purpose Together, we keep the world moving forward. Every shipment. Every challenge. Every day.

Mission Our people, processes, and technology improve the world’s transportation and supply chains, delivering exceptional value to our customers and suppliers.

Vision Accelerating commerce through the world’s most powerful supply chain platform.

$17.6B 2023 Total Revenues	15,000 Employees Worldwide	>90,000 Active Customers	>450,000 Contract Carriers on our Platform

“I want to recognize our entire C.H. Robinson team for their dedication and ingenuity. Although 2024 presents some of the same challenges and headwinds as 2023, our talented people continue to serve our customers and carriers like no one else can. Now, with Dave’s exceptional leadership and vision, C.H. Robinson is poised to further unlock the power of our people, processes, products, and portfolio.”
Jodee Kozlak, Chair of the Board

Dear Fellow Shareholders:
On behalf of our entire Board of Directors, I am pleased to present our annual Proxy Statement.
2023 was a notable year for the Board, as we successfully concluded a leadership succession plan. During the executive search process, the Board focused on identifying a seasoned, forward-looking leader to reinvigorate and accelerate C.H. Robinson’s growth, optimize expenses, and focus the business. After a comprehensive and inclusive search, we were delighted to appoint David (Dave) Bozeman as President and Chief Executive Officer in June.
Company Leadership
With more than 30 years of experience at industry-leading companies and iconic brands, Dave brings a track record of reinventing complex operating models, proven expertise in global supply chain and logistics management, and extensive experience leading high performing teams that drive results. We are confident Dave is the right leader to take us into the future and execute on the opportunities ahead.
The entire Board remains actively engaged with Dave during this important inflection point as we strategically position the company to increase profitability and drive long-term shareholder value, following a period in which the performance of our stock has not met our expectations. Dave has moved quickly to establish the strategic building blocks that lay the groundwork for our future, including initiating and deepening strong operational excellence practices and innovation to drive success in our strategic priorities and value creation for our shareholders.
Board Leadership
As Chair, one of my priorities is to ensure the Board has the right composition of Board members to oversee execution of the company’s strategy, drive positive change, and increase shareholder value as we move into the future. The Board welcomes nominees Michael McGarry and Paige Robbins. Michael brings extensive leadership experience, having recently retired as Executive Chairman of PPG Industries after more than four decades with the company, where he led the company through a multi-year transformation and successful expansion of PPG’s portfolio in key growth markets. Paige currently serves as Senior Vice President and President of the Grainger Business Unit, overseeing all commercial functions for the Grainger brand in North America, with a demonstrated record of leveraging technology and data to drive strong operational results and measurable value.
We believe our Board is made up of talented directors with the right mixture of skills and experiences, and a commitment to long-term performance, strategic business development, and increasing shareholder value. We are well-positioned to address and manage current and future risks; provide effective oversight; and foster sustainable, profitable growth.
On behalf of the Board, I want to extend our gratitude to retiring directors Scott Anderson and Jim Stake. Scott’s leadership was invaluable as former Board Chair and during his tenure as interim CEO, and the Board is deeply appreciative of Jim’s service as Audit Committee Chair and Board member over the past fifteen years.

2024 Proxy Statement	1

Future Focused
Board refreshment is an ongoing priority, and we have robust foundational processes in place to ensure we maintain a well-functioning Board comprised of leaders with diverse backgrounds and experiences. We also continue to focus on the Board’s processes and structures to affirm they remain effectively designed to help us meet our long-term objectives. This important work is informed by engagement with and feedback from our shareholders.
In 2023, the Board refreshed the leadership and focus of three committees to drive strategic value for our shareholders and stakeholders and enhance transparency and disclosures. Mary Steele Guilfoile chairs the Talent & Compensation Committee that assists the Board in its oversight of the company’s talent, leadership, and culture. The Talent & Compensation Committee will also continue to evaluate and approve compensation strategy, policies, and programs of the company.
The Board also strengthened its focus within the Governance Committee, now chaired by Kermit Crawford, to better represent the significance of ESG topics to our investors and broader stakeholder community and their impact to our long-term success. This adjustment further reflects the heightened focus on these topics and mirrors our company values and mission to improve the world’s supply chains. ESG is tied to our business strategy, talent strategy, our culture, and employee engagement—it is interconnected with our company’s success.
Lastly, Mark Goodburn became Chair of the Audit Committee, bringing a fresh perspective to the way we implement and deliver on our financial reporting and internal controls. To that end, risk management and compliance processes have continued to be focal points for the Audit Committee, ensuring accuracy, accountability, cyber security preparation, and transparency.
Your Board is highly engaged and, as Chair, I look forward to being the key point of contact at the Board level for our shareholders. The Board values the input shareholders provide throughout the year by the various means outlined in this Proxy Statement, and I am committed to continuing that dialogue.
Strength of Our Team
Finally, on behalf of the Board, I want to recognize our entire C.H. Robinson team for their dedication and ingenuity. Although 2024 presents some of the same challenges and headwinds as 2023, our talented people continue to serve our customers and carriers like no one else can. Now, with Dave’s exceptional leadership and vision, C.H. Robinson is poised to further unlock the power of our people, processes, products, and portfolio.
As always, we value your investment in this company, and we appreciate the trust you place in us to oversee your interests in our business.
Sincerely,
Jodee Kozlak
Chair of the Board

2

2024 Proxy Statement	3

Notice of 2024 Annual Meeting of Shareholders

DATE AND TIME Thursday, May 9, 2024 at 1:00 p.m. (CT)	LOCATION www.virtualshareholdermeeting.com/CHRW2024	WHO CAN VOTE Shareholders of record at the close of business on March 13, 2024

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1	To elect 12 directors to serve for a term of one year	FOR each director nominee	Page 13
2	To approve, on an advisory basis, the compensation of named executive officers	FOR	Page 47
3	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	Page 89
We will also conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material and it reduces the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials for the Annual Meeting and the associated Proxy Statement and Annual Report are available at www.proxyvote.com.
Mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is expected to commence on March 26, 2024 and be completed by March 29, 2024. The notice has instructions on how to access our 2024 Proxy Statement and Annual Report, attend our virtual only meeting, and vote online. Shareholders who have requested hard copies of the proxy materials will receive the Proxy Statement and Annual Report by mail.
By Order of the Board of Directors:

Ben G. Campbell
Chief Legal Officer and Secretary
March 26, 2024
How to Vote

Online www.proxyvote.com	By Telephone 1-800-690-6903	By Mail Mark, date, and sign your proxy card and return it by mail in the postage-paid envelope provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2024. The Proxy Statement and the Annual Report are available at www.proxyvote.com.

4

About C.H. Robinson
Sustainable Growth Strategy
2024 Strategic Focus: Unlocking the Power of our Portfolio
àDrive focus on profitable growth in our four core modes—North American truckload and less than truckload (LTL) and global ocean and air—as the engines to ignite growth, by reclaiming market share in eroded segments and expanding our addressable market through value-added services and solutions that drive new volume and customer loyalty in the core modes.
àSolve our customers’ increasingly complex logistics needs with more robust capabilities to power industry-centric and other value-added solutions.
àBe the highest value provider to our customers, by delivering market-leading outcomes with exceptional people, trusted relationships, operational discipline, and cutting-edge technology.
àBe the most efficient operator by continuing to improve our cost structure, embedding Lean practices, removing waste, strengthening productivity, and expanding our digital capabilities.
àDrive better synergies across our portfolio of services to accelerate profitable growth by improving how we go to market as one company with unified account management versus showing up as distinct business units.
àUphold a balanced approach to capital allocation to drive growth and improved returns for shareholders.

2024 Proxy Statement	5

About C.H. Robinson
Five-Year Financial Results
The combination of weak freight demand and excess carrier capacity resulted in suppressed freight rates in 2023 and a decline in both our total revenues and adjusted gross profits. Although we took actions to reduce our cost structure, these reductions were not enough to offset the impact of the freight recession on our profitability and cash flow.
Total Revenues ($)
(in billions)
[-29% Y/Y]
Adjusted Gross Profits ($)(1)
(in billions)
[-28% Y/Y]

Income from Operations ($)
(in millions)
[-59% Y/Y]
Diluted Earnings Per Share ($)

[-63% Y/Y]

6

About C.H. Robinson
Cash Flow from Operations ($)
(in millions)
Capital Distribution ($)
(in millions)

Cash Dividends	Share Repurchases
(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the year ended December 31, 2023.

Executive Transitions
During 2023 and early 2024, the Board effected several executive leadership changes, including our Chief Executive Officer, Chief Financial Officer, and President of North American Surface Transportation roles. See “Executive Transitions” on p. 55 of this Proxy Statement.

Accelerating Our Impact
Global supply chains are vital to our way of life. By delivering the products people need and want, we help move the world’s economy. At C.H. Robinson, we share a passion for delivering significant value and performance across customers’ logistics and supply chains, uncovering opportunities for how they can improve, and building logistics success through our logistics experts and our scalable, digital model. We excel at building relationships and use configurable, market-leading solutions to drive supply chain outcomes.
Industry classifications often label us as a transportation company. In reality, C.H. Robinson is unique from traditional asset-owning transportation companies because we deliver a global suite of solutions without an owned fleet. It’s our adaptable model that uniquely positions us to meet the needs of dynamic supply chain environments—excelling in even the most demanding situations.

2024 Proxy Statement	7

About C.H. Robinson
ESG Highlights

Link to Strategy	We focus our resources on areas that drive long-term value and contribute to the success of our business. Our work prioritizes topics that align with our business objectives and are most important to our stakeholders. These priority topics were identified through a materiality assessment conducted in 2019 and refreshed annually since 2020. The company is currently conducting a double materiality assessment to ensure a continued focus on areas important to business success and alignment with stakeholder needs, and provide the foundation for compliance with new regulations such as the Corporate Sustainability Reporting Directive (“CSRD”). The assessment is slated for completion in late spring of 2024. Our annual ESG report with more information is released each spring and can be found on the company’s ESG Hub at https://www.chrobinson.com/en-us/about-us/corporate-responsibility/esg/.

Climate Action
Exceeding Our 2025 Goal
47% reduction
In 2019, using a 2018 baseline, we set a goal to reduce our Scope 1 and Scope 2 emissions intensity 40% by 2025.
In 2023, we achieved our goal two years ahead of schedule.

àSince 2005, C.H. Robinson has been a member of the U.S. Environmental Protection Agency (“EPA”) SmartWay® program, which helps companies advance supply chain sustainability by measuring, benchmarking, and improving freight transportation efficiency. The program is a voluntary partnership between various freight industry sectors and the EPA.
àSince 2020, we have been an accredited partner of the Smart Freight Centre (“SFC”), a global non-profit organization dedicated to sustainable freight.
àCustomer emissions reporting in our EmissionsIQTM tool is aligned with the SFC’s Global Logistics Emissions Council (“GLEC”) Framework, the leading globally recognized methodology for harmonized calculation and reporting of the logistics GHG footprint across a multimodal supply chain.
àTo advance sustainability efforts within the transportation industry, we joined an effort spearheaded by the World Economic Forum and the SFC to develop a book and claim chain of custody system for tracking and accounting for freight emissions reduction actions to accelerate decarbonization. The C.H. Robinson alternative fuel program commenced with a pilot for road transportation in 2023 and will continue to expand into other modes.

8

About C.H. Robinson

People Empowerment
Our talent strategy builds on our existing strengths while addressing areas and capabilities that we need to evolve to drive future success.
àPeople: Enabled people with a customer-centric focus who have the skills and expertise needed to compete in a more sophisticated supply chain market, including key functions such as industry supply chains, engineering, and product.
àLeadership: Decisive leaders who drive enterprise collaboration and business results today while developing superior talent for the future.
àIncentives: Clear and compelling compensation plans that incentivize enterprise performance and commercial growth.
àCulture: Empowered employees with a dynamic and collaborative mindset who are proactive problem solvers, use speed principles to drive outcomes and enable employees to make decisions faster, and use of lean principles to enhance processes and drive productivity.
àEngagement: Highly engaged people who are motivated to outperform, with a clear understanding of C.H. Robinson’s vision, where they fit within it, and the growth opportunity it offers them.
àThrough C.H. Robinson and the C.H. Robinson Foundation, we support our people, our communities, and our stakeholders with programs that help recruit, engage, and develop top talent, align with business priorities, and advance the logistics and transportation industry as a whole.

Responsible Business Practices
Our Board is accountable for ensuring responsible governance and setting the strategic path forward for C.H. Robinson. See page 42 for information about Board oversight of our ESG strategy and performance, as well as how Board committees engage on ESG topics.
àEthics and Compliance: All employees participate in our global Code of Ethics training and we hold an annual “Compliance Month” where all employees must complete a range of compliance trainings and tasks, as appropriate for their job responsibility.
àRisk and Crisis Management: Our internal audit team facilities our enterprise risk management program, and conducts an annual risk assessment process, culminating in a formal risk register, which includes topics such as cybersecurity, data privacy, and climate. We publicly report on climate-related risks identified, including a description of the risk, its likelihood and magnitude of the potential impact, in our Task Force on Climate-Related Financial Disclosure (“TCFD”) Report.
àBusiness Suppliers: We expect all of our third-party suppliers to share our commitment to responsible business practices. Our procurement policy provides the foundation for our sourcing practices, integrating ESG and diversity principles into our processes from end to end.

2023 Recognitions and Awards
àForbes: Best Employer for Diversity
àForbes: Best Employer for New Grads
àFortune: World’s Most Admired Companies
àNewsweek: America’s Most Responsible Companies
àNewsweek: America’s Greatest Workplaces
àInbound Logistics: 75 Green Supply Chain Partners
àWorld Finance: Most Sustainable Companies - Freight Forwarder

2024 Proxy Statement	9

About C.H. Robinson
Stakeholder Engagement
At C.H. Robinson, we regularly engage with our stakeholders to identify priorities, gauge risks and opportunities, and help ensure responsible business practices.

Who We Engage

EMPLOYEES	CUSTOMERS	INVESTORS
Our diverse network of logistics experts connects the world through technology, innovation, and collaboration to enact long-term, sustainable change for global supply chains.	As part of our mission to improve the world’s supply chains, we solve logistics challenges and create value for our customers across industries and geographies.	We have constructive conversations with investors on topics such as operating performance and strategy and to better understand other matters of importance to them.

CONTRACT CARRIERS & SUPPLIERS	GOVERNMENT & REGULATORS
COMMUNITY
We support the causes our people are passionate about, contributing to our communities as well as organizations that support our industry and align with our diversity, equity, and inclusion (“DEI”) efforts.

Through stability, support, and technology, we keep operations moving for the contract carriers, suppliers, and growers integral to supply chains around the world.	Memberships and relationships with industry associations and government agencies keep us connected to existing and proposed rules and regulations.

How We Engage with Our Investors
We continuously seek to strengthen investor relationships through proactive engagement focused on gaining insight into what matters most to those who choose to invest in our organization. We know their perspectives are critical to our continued success. The long-standing investor outreach program at C.H. Robinson centers around listening and responding to the positions and priorities of our investors through quarterly earnings calls, individual and group investor calls and meetings, investor conferences, as well as our annual shareholders meeting.

TOPICS OF ENGAGEMENT
àBusiness overview and marketplace dynamics
àFinancial performance drivers
àStrategic initiatives
àCapital allocation strategy
àTalent, culture, and DEI
àESG priorities, reporting, and disclosures
àAdditional topics from governance and leadership transitions to executive compensation, among others

WHO IS INVOLVED IN ENGAGEMENT
àChair of the Board
àChief Executive Officer
àChief Financial Officer
àChief Operating Officer
àDirector of Investor Relations
àAdditional members of the C.H. Robinson team, including our Chief Human Resources & ESG Officer and our Vice President of ESG

10

Voting Roadmap
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1
Election of Directors
The Board recommends a vote FOR each director nominee.	àSee page 13

Director Nominees

			Director Since	Committee Membership
Director Name	Independent	Age		AC	CAPC	GC	TCC
James J. Barber, Jr. Retired Chief Operating Officer, United Parcel Service		63	2022
David P. Bozeman President and Chief Executive Officer		55	2023
Kermit R. Crawford Retired President and Chief Operating Officer, Rite Aid		64	2020
Timothy C. Gokey Chief Executive Officer, Broadridge Financial Solutions		62	2017
Mark A. Goodburn Retired Chairman and Global Head of Advisory, KPMG International		61	2022
Mary J. Steele Guilfoile Former Executive Vice President, JP Morgan Chase		70	2012
Jodee A. Kozlak Chair of the Board; Former Executive Vice President and Chief Human Resources Officer, Target		61	2013
Henry J. Maier Retired President and Chief Executive Officer of FedEx Ground		70	2022
Michael H. McGarry Retired Executive Chairman and Chief Executive Officer, PPG Industries		66	Nominee
Paige K. Robbins Senior Vice President and President, Grainger Business Unit		55	Nominee
Paula C. Tolliver Retired Corporate Vice President and Chief Information Officer, Intel		59	2018
Henry W. “Jay” Winship Founder, President and Managing Member of Pacific Point Capital		56	2022

AC - Audit Committee CAPC - Capital Allocation and Planning Committee	GC - Governance Committee TCC - Talent & Compensation Committee	Chair	Member

2024 Proxy Statement	11

Voting Roadmap

PROPOSAL 2
Advisory Vote on the Compensation of Named Executive Officers
The Board recommends a vote FOR this proposal	àSee page 47

2023 Compensation Components
Our compensation philosophy is built on the following principles:
•Align pay for performance;
•Align the interests of management to our owners, the shareholders;
•Reward profitable long-term growth;
•Support company goals, business transformation, and company culture; and
•Pay market competitive compensation that attracts, retains, and motivates top talent and allows for upside opportunity to reward that talent if the company achieves superior performance.
Our current Chief Executive Officer’s (“CEO”) target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (72%). Our NEOs other than our CEO have an average of 63% of total compensation targeted to be paid in long-term, equity-based incentives. This is consistent with our philosophy of strong linkage between pay and performance.

CEO 2023 Target Compensation(1)	Average Other NEO 2023 Target Compensation

(1)CEO 2023 Target Compensation refers to annual compensation elements of Mr. Bozeman’s 2023 compensation, and excludes sign-on and one-time payments related to his appointment as CEO in 2023. See “Executive Transitions” on page 55 under Executive Compensation for additional information.
(2)Equity compensation includes 60% Performance Stock Units (“PSUs”) and 40% Restricted Stock Units (“RSUs”).
(3)Equity compensation includes 50% PSUs and 50% RSUs.

PROPOSAL 3
Ratification of the Selection of Independent Auditors
The Board recommends a vote FOR this proposal	àSee page 89

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2024.

12

Proposal 1: Election of Directors
Background
There are 12 nominees for election to the C.H. Robinson Board of Directors (the “Board of Directors” or the “Board”) for a one-year term. Ten of the nominees are current directors. Scott P. Anderson and James B. Stake, whose terms expire at the Annual Meeting, have each decided not to seek re-election at the Annual Meeting. Michael H. McGarry and Paige K. Robbins are standing for election as nominees for the first time at the Annual Meeting. The Board of Directors has set the number of directors constituting the Board of Directors effective at the Annual Meeting at 12.
James J. Barber, Jr., David P. Bozeman, Kermit R. Crawford, Timothy C. Gokey, Mark A. Goodburn, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, Paula C. Tolliver, and Henry W. “Jay” Winship are directors whose terms expire at the Annual Meeting. Both Mr. McGarry and Ms. Robbins were identified as potential candidates for election to the Board of Directors by an external search firm retained by our Governance Committee.
The Board of Directors has determined that all the directors and nominees, except for Mr. Bozeman, are independent under the current standards for “independence” established by the Nasdaq Stock Market, on which the C.H. Robinson stock is listed under the symbol “CHRW”. In connection with its evaluation of director independence, the Board of Directors considered the following transactions, each of which were entered into in the ordinary course of business:
àFor Mr. Gokey, services provided on behalf of the company by Broadridge Financial Solutions, where Mr. Gokey is employed, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
àFor Mr. Goodburn, services provided on behalf of the company by KPMG LLP, where Mr. Goodburn was employed until 2020, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
àFor Mr. McGarry, services provided by the company on behalf of PPG Industries, Inc. and/or its subsidiaries, where Mr. McGarry was Executive Chairman until 2023, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
àFor Ms. Robbins, services provided by the company on behalf of W.W. Grainger, Inc. and/or its subsidiaries, where Ms. Robbins is employed, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
The Board considered these relationships and their significance in determining that these directors are independent. Information concerning each nominee is provided below.
Messrs. Maier and Winship were each selected as a director pursuant to two cooperation agreements with the Ancora Group (“Ancora”) in, respectively, 2022 and 2023. In accordance with the terms of a letter agreement entered into on December 29, 2023 between Ancora and the company, the Board acknowledged that it would renominate Messrs. Maier and Winship at the Annual Meeting. See “Ancora Letter Agreement” on page 28 for additional details. Based on their service on the Board of Directors over the last year, the Governance Committee and the Board believe they are qualified nominees who are committed to promoting the long-term interests of our shareholders.
On the recommendation of the Governance Committee, the Board of Directors has nominated Mr. Barber, Mr. Bozeman, Mr. Crawford, Mr. Gokey, Mr. Goodburn, Ms. Guilfoile, Ms. Kozlak, Mr. Maier, Mr. McGarry, Ms. Robbins, Ms. Tolliver, and Mr. Winship for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve.
Mr. Bozeman and Ben G. Campbell will vote the proxies received by them for the election of director nominees Barber, Bozeman, Crawford, Gokey, Goodburn, Guilfoile, Kozlak, Maier, McGarry, Robbins, Tolliver, and Winship unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, Messrs. Bozeman and Campbell may vote for a substitute nominee at their discretion as recommended by the Board of Directors.

BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR the election as directors of C.H. Robinson Worldwide, Inc. of James J. Barber, Jr., David P. Bozeman, Kermit R. Crawford, Timothy C. Gokey, Mark A. Goodburn, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, Michael H. McGarry, Paige K. Robbins, Paula C. Tolliver, and Henry W. “Jay” Winship.

2024 Proxy Statement	13

Election of Directors
Board Composition
Board Nominee Demographics
Independence

Independent
Non-Independent
Tenure

<3 years	>10 years
3-6 years
Age

50s	70s
60s
Diversity

Women
Racial Minority

Board Skills
Bringing together professionals across a broad spectrum of skill sets, our Board of Directors has diverse backgrounds and experiences, which positions them to oversee our organization today. The Board reviews its skills list each year to ensure its directors’ skills continue to align with and support the company’s strategy. The list below is not an exhaustive list and depicts notable areas of focus for our director nominees. Nominees have acquired these experiences, qualifications, and skills through education, direct experience, and oversight responsibilities.
CEO/Executive Management Experience: Current or recent experience as a senior executive officer at a large public company to bring expertise in crafting strategy, evaluating risks, and motivating high performance.
Public Company Board: Experience on other public company boards that provides a solid grounding in corporate governance and oversight responsibilities.
Sales & Marketing: Capacity to provide insights to optimize communication of the company’s story; experience leading and executing sales and marketing strategies in a business-to-business environment.
Accounting/Finance: Expertise in financial accounting and reporting to stakeholders and/or in capital markets and complex financings.
Logistics/Supply Chain/Transportation: Deep knowledge of supply chain, transportation, and/or logistics industries to bring an understanding of the operations and capital needs of the company.
Strategic Initiatives/M&A: Ability to drive strategic direction and growth of a large, complex business, including expertise with mergers and acquisitions, capital markets transactions, and other business development activities.
Technology/Digital/Cybersecurity: Experience with cybersecurity risks and/or digital strategy and transformation to drive internal operations and customer engagement.
Business/International Operations: Ability to provide practical insights into our global operations and the markets in which we operate.
Talent Strategy & Human Capital Management: Experience in strategic human capital management on a global scale, including talent development, succession planning, and/or executive compensation.
Optimization & Innovation: Experience with overseeing innovative processes, optimizing existing systems, and accelerating growth.

14

Election of Directors
Board Diversity
The company is committed to diversity, equity, and inclusion. Accordingly, the Corporate Governance Guidelines provide, and the Governance Committee believes, that creating a Board of Directors with a diversity of gender, ethnicity, background, talent, experience, accomplishments, and perspectives is in the best interests of the company and its shareholders. The company is committed to considering candidates for the Board of Directors, regardless of gender, ethnicity, and national origin. Any search firm retained to assist the Governance Committee in seeking director candidates is instructed to consider these commitments.
The information below reflects the diversity of the current members of the Board of Directors.

	Female	Male
Board Diversity Matrix (As of March 26, 2024)
Total Number of Directors	12
Part I: Gender Identity
Directors	3	9
Part II: Demographic Background
African American or Black	0	2
White	3	7
Board Refreshment
Our Board of Directors, with the assistance of the Governance Committee, prioritizes the review and refreshment of its membership. In connection with this objective, the Governance Committee, on an as-needed basis and at least annually, reviews the structure and composition of the Board to ensure that the proper skills and experience are represented.
In 2022, two long-term directors concluded their terms at the annual meeting and four new directors joined the Board during the year. On January 1, 2023, our former CEO departed the company and resigned from the Board. In June 2023, we welcomed our new CEO to the Board. In March 2024, two additional long-term directors announced that they would not seek re-election at the upcoming Annual Meeting in May and the Board nominated two new director candidates to stand for election by our shareholders at the Annual Meeting.
We believe our refreshment process brings additional perspectives to our Board membership and continues to increase and renew the scope of our Board’s qualifications.
The Board also regularly considers the membership of its four standing committees. Pursuant to our Corporate Governance Guidelines, the Board has the ability to reevaluate and revise the committee structure at any time.
During 2023, Mr. Goodburn was appointed Chair of the Audit Committee, Mr. Crawford was appointed Chair of the Governance Committee, Ms. Guilfoile was appointed Chair of the Talent & Compensation Committee, Mr. Anderson was re-appointed to the Governance Committee, and Mr. Bozeman was appointed to the Capital Allocation and Planning Committee.

Recent Changes At a Glance

5	New directors joined board in 2022 – 2023

3	Directors concluded board tenure in 2022 – 2023

2	New director nominees standing for election in 2024

2	Directors concluding board tenure in 2024

2024 Proxy Statement	15

Election of Directors
Director Nominee Biographies and Qualifications

James J. Barber, Jr.

INDEPENDENT (Director Nominee) Age: 63 Director Since: December 2022 Committees: àAudit

Director Qualifications
Mr. Barber possesses an extensive 35+ year background at UPS, which encompassed leadership positions in UPS’s Domestic and International business units, as well as in Supply Chain Solutions, including both Global Freight Forwarding and Coyote Logistics. This experience provides our Board with valuable insights into key topics relevant to our business. Mr. Barber has demonstrated experience in the areas of finance and accounting, as well as growth strategies and operations. He currently serves on another public company board, US Foods. Mr. Barber meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àUnited Parcel Service, Inc. (“UPS”) (NYSE: UPS), a package delivery company and leading provider of global supply chain management solutions
•Chief Operating Officer (2018 – 2020)
•President, UPS International (2013 – 2018)
•President, UPS Europe (2011 – 2013)
•Other roles of increasing responsibility, including Region and District Manager, Mergers & Acquisition Transaction Manager, Region and District Controller, Accounting Manager, and various other management positions in Finance & Accounting
•Began career at UPS as a package delivery driver in 1985
àOther Experience
•Former Trustee, The UPS Foundation
•Former Board member, UNICEF
•Former Board member, Folks Center for International Business at the University of South Carolina
Public Board Experience
àUS Foods, Inc. (NYSE: USFD)
•Director and member of the Compensation and Human Capital Committee (2022 – Present)
Education
àBachelor of Science in Finance, Auburn University

16

Election of Directors

David P. Bozeman

(Director Nominee) Age: 55 Director Since: June 2023 Committees: àCapital Allocation and Planning

Director Qualifications
Mr. Bozeman brings over 30 years of experience at industry-leading companies and iconic brands across supply chains, middle-mile transportation, manufacturing, digital, and customer service. Mr. Bozeman has a strong track record of reinventing complex operating models with industry-wide impact, proven expertise in global supply chain and logistics management through various economic cycles, and extensive experience leading high performing teams and cultures to drive results.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Chief Executive Officer (June 26, 2023 – Present)
•Director (June 26, 2023 – Present)
àFord Motor Company (NYSE: F), an automobile manufacturer
•Vice President Ford Customer Services Division and Enthusiast Brands (2022 – 2023)
àAmazon.com, Inc. (Nasdaq: AMZN), a technology company focused on ecommerce, cloud computing, online advertising, digital streaming, and artificial intelligence
•Senior Vice President, Amazon Transportation Services (2017 – 2022)
àCaterpillar Inc. (NYSE: CAT)
•Senior Vice President, Enterprise Systems (2013 – 2017)
•Multiple roles of increasing responsibility (2008 – 2013)
àHarley-Davidson, Inc. (NYSE: HOG), a construction, mining, and other engineering equipment manufacturer
•Multiple roles of increasing responsibility (1992 – 2008), including as Vice President, Advanced Manufacturing
àOther Experience
•Trustee and member of the Governance Committee, The Brookings Institution
•Director and member of the Finance Committee, The Conservation Fund
Public Board Experience
àWeyerhaeuser Co. (NYSE: WY)
•Former Director (2015 – 2017)
Education
àMaster of Science in Engineering/Industrial Management, Milwaukee School of Engineering
àBachelor of Science in manufacturing Engineering Technology/Mechanical Design, Bradley University

2024 Proxy Statement	17

Election of Directors

Kermit R. Crawford

INDEPENDENT (Director Nominee) Age: 64 Director Since: September 2020 Committees: àGovernance (Chair) àTalent & Compensation

Director Qualifications
Mr. Crawford has significant executive leadership and brand experience based on his senior roles with Rite Aid and Walgreens. He has a strong track record of developing strategy, delivering performance, and leading operational change through the use of technology in a consumer-focused service business. Mr. Crawford has relevant public company board experience through his membership on the boards of Visa and Allstate, as well as his prior board experience at TransUnion and LifePoint Health.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2020 – Present)
àRite Aid Corporation (NYSE: RAD), a retail drugstore chain
•President and Chief Operating Officer (2017 – 2019)
àSycamore Partners, a private equity firm specializing in consumer, distribution, and retail-related investments
•Operating Partner and Advisor (2015 – 2017)
àWalgreen Company, one of the largest drugstore chains in the United States (“Walgreens”)
•Executive Vice President and President of Pharmacy, Health, and Wellness (2011 – 2014)
•Multiple roles of increasing responsibility (1983 – 2011), including as Executive Vice President and President of Pharmacy Services
àOther Experience
•Director, Vizient Inc.
•Director, Northwestern Medicine North/Northwest Region
•Trustee, The Field Museum Chicago
Public Board Experience
àThe Allstate Corporation (NYSE: ALL)
•Director, Chair of the Audit Committee, and member of the Risk and Return Committee and Executive Committee (2013 – Present)
àVisa Inc. (NYSE: V)
•Director and member of the Audit & Risk Committee and Nominating & Corporate Governance Committee (2022 – Present)
àTransUnion (NYSE: TRU)
•Former Director, member of the Audit and Compliance Committee and Technology, Privacy and Cybersecurity Committee (2019 – 2021)
àLifePoint Health (NYSE: LPNT; no longer publicly traded)
•Former Director and member of the Audit and Compliance Committee, Compensation Committee, Corporate Governance & Nominating Committee, and Quality Committee (2016 – 2018)
Education
àBachelor of Science, The College of Pharmacy and Health Sciences at Texas Southern University

18

Election of Directors

Timothy C. Gokey

INDEPENDENT (Director Nominee) Age: 62 Director Since: October 2017 Committees: àAudit àTalent & Compensation

Director Qualifications
Through his service in a variety of leadership roles, including his current role as chief executive officer at Broadridge, Mr. Gokey has developed exceptional leadership and business execution skills and has broad public company knowledge and expertise. He is also deeply involved in Broadridge’s international operations and technology organization. In his prior roles with Broadridge, as well as H&R Block and McKinsey, Mr. Gokey has demonstrated expertise in the areas of mergers and acquisitions, sales and marketing, and other growth-related activities. Mr. Gokey meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2017 – Present)
àBroadridge Financial Solutions (NYSE: BR), a public corporate services and financial technology company
•Chief Executive Officer (2019 – Present)
•Director (2019 – Present)
•President (2017 – 2020)
•Senior Vice President and Chief Operating Officer (2012 – 2019)
•Chief Corporate Development Officer (2010 – 2012)
àH&R Block, a tax preparation company
•President, Retail Tax (2004 – 2009)
àMcKinsey & Company, a business strategy consulting company
•Partner (1986 – 2004)
àOther Experience
•Director, Partnership for New York City
Public Board Experience
àBroadridge Financial Solutions (NYSE: BR)
•Director (2019 – Present)
Education
àDoctorate in Finance; Bachelor of Arts/Master of Arts in Philosophy, Politics, and Economics, University of Oxford
àBachelor of Arts in Public Affairs and Management Engineering, Princeton University

2024 Proxy Statement	19

Election of Directors

Mark A. Goodburn

INDEPENDENT (Director Nominee) Age: 61 Director Since: May 2022 Committees: àAudit (Chair) àCapital Allocation and Planning

Director Qualifications
Mr. Goodburn has significant executive and leadership experience based on his senior leadership roles with KPMG. In addition to his executive roles, Mr. Goodburn has served as an advisor to multiple Fortune 500 boards and executive teams. Mr. Goodburn has deep experience and expertise in the areas of strategy, finance, mergers and acquisitions, and global management and operations. Mr. Goodburn meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àKPMG International, a multinational professional services firm
•Senior Advisor to KPMG LLP (2021 – 2023)
•Chairman and Global Head of Consulting and Deal Advisory (2011 – 2021)
•Global Head of Strategic Investments and Innovation (2018 – 2021)
•Vice Chairman of KPMG LLP and Americas Head of Advisory and Strategic Investments (2005 – 2011)
•Various roles of increasing responsibility, including as Managing Partner-Silicon Valley Office, Member of KPMG US and Americas Board of Directors, and Global Head of KPMG’s Technology, Media and Telecommunications (1984 – 2005)
àOther Experience
•Advisor to venture capital and private equity firms
•Advisor to high growth services and technology-based companies
•Presidents National Advisory Council member, Minnesota State University
•Executive Board member, Cox School of Business, Southern Methodist University
Public Board Experience
àNone
Education
àBachelor of Science in Business, Minnesota State University
àCertified Public Accountant

20

Election of Directors

Mary J. Steele Guilfoile

INDEPENDENT (Director Nominee) Age: 70 Director Since: October 2012 Committees: àGovernance àTalent & Compensation (Chair)

Director Qualifications
Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the boards of, among others, Interpublic, Avolta (a Swiss-based company on the Swiss stock exchange), and Pitney Bowes.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2012 – Present)
àMG Advisors, Inc., a privately-owned financial services merger and acquisition advisory and consulting services firm
•Chair (2002 – Present)
àThe Beacon Group, LP, a private equity investment partnership
•Partner (1998 – Present)
àJP Morgan Chase (and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation) (NYSE: JPM), a multinational bank
•Executive Vice President, Corporate Treasurer (2000 – 2002)
•Various leadership roles (1986 – 1996), including as Chief Administrative Officer and Strategic Planning Officer for its investment bank, as well as various merger integration, executive management, and strategic planning positions
àOther Experience
•Former Partner, CFO and COO, The Beacon Group, LLC (Private Equity, M&A, and Wealth Management)
•Former Consultant, Booz Allen Hamilton
•Former Manager in Audit Services, Coopers & Lybrand (now part of PwC)
Public Board Experience
àThe Interpublic Group of Companies (NYSE: IPG)
•Director, Chair of the Audit Committee and member of the Corporate Governance and Social Responsibility Committee (2007 – Present)
àPitney Bowes Inc. (NYSE: PBI)
•Chair of the Board and member of the Finance Committee and Audit Committee (2018 – Present)
àAvolta AG (formerly known as Dufry AG; publicly traded on the SIX Swiss Exchange)
•Director, Chair of the Audit Committee and member of the Nominating Committee (2020 – Present)
Education
àMaster of Business Administration, Columbia University Graduate School of Business
àBachelor of Science in Accounting, Boston College
àCertified Public Accountant

2024 Proxy Statement	21

Election of Directors

Jodee A. Kozlak

INDEPENDENT BOARD CHAIR (Director Nominee) Age: 61 Director Since: February 2013 Committees: àGovernance àTalent & Compensation

Director Qualifications
Through her human resources executive leadership at Target and Alibaba Group and extensive public board experience, Ms. Kozlak has developed significant knowledge and expertise in human capital strategy, global operations, and digital transformation. Her experience on the boards of K.B. Home, MGIC Investment Corp., and Leslie’s, Inc. has also given her a deep understanding of executive compensation and governance within a public company.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Chair of the Board (2023 – Present)
•Director (2013 – Present)
àKozlak Capital Partners, LLC, a strategic advisory firm
•Founder and CEO (2017 – Present)
àAlibaba Group (NYSE: BABA), a multinational conglomerate specializing in ecommerce, retail, internet, and technology
•Global Senior Vice President of Human Resources (2016 – 2017)
àTarget Corporation (NYSE: TGT), one of the largest U.S. retailers
•Executive Vice President and Chief Human Resources Officer (2006 – 2016)
•Senior Vice President, Human Resources (2004 – 2006)
•General Counsel, Owned Brand Sourcing and Labor & Employment
(2001 – 2004)
àOther Experience
•Chair of the Board of Trustees, University of St. Thomas
•Former Partner in the litigation practice, Greene Espel, PLLP
•Former Senior Auditor, Arthur Andersen & Co.
•Past fellow, Distinguished Careers Institute (DCI) at Stanford University
Public Board Experience
àK.B. Home (NYSE: KBH)
•Director and member of the Management Development Compensation Committee (2021 – Present)
àMGIC Investment Corp. (NYSE: MTG)
•Director, Chair of the Business Transformation and Technology Committee and member of the Management Development, Nominating and Governance Committee (2018 – Present)
àLeslie’s, Inc. (Nasdaq: LESL)
•Former Director, Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee (2020 – 2023)
Education
àJuris Doctor, University of Minnesota
àBachelor of Arts in Accounting, College of St. Thomas

22

Election of Directors

Henry J. Maier

INDEPENDENT (Director Nominee) Age: 70 Director Since: February 2022 Committees: àCapital Allocation and Planning àGovernance

Director Qualifications
Throughout his career at FedEx and 40 years of experience in the transportation industry, Mr. Maier gained significant experience and expertise in the areas of capital markets, corporate governance, and logistics. Mr. Maier also has relevant public company board experience through his membership on the boards of CalAmp, Carparts.com, and Canadian Pacific Kansas City Limited.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àFedEx Corp. (NYSE: FDX), a multinational conglomerate holding company focused on transportation, ecommerce, and business services
•President and Chief Executive Officer of FedEx Ground (2013 – 2021)
•Executive Vice President, Strategic Planning and Communication of FedEx Ground (2009 – 2013)
•Senior Vice President, Strategic Planning and Communications (2006 – 2009)
•Various other roles, including as a member of the Strategic Management Committee and leadership positions in logistics, sales, marketing, and communications
Public Board Experience
àCalAmp Corp. (Nasdaq: CAMP)
•Independent Chair of the Board, member of the Governance and Nominating Committee and Human Capital Committee (2021 – Present)
àCarParts.com, Inc. (Nasdaq: PRTS)
•Director and member of the Nominating and Corporate Governance Committee (2021 – Present)
àCanadian Pacific Kansas City Limited (NYSE: CPKC; merged with Kansas City Southern in 2023)
•Director and member of the Management Resources and Compensation Committee and the Integration Committee (2023 – Present)
àKansas City Southern (NYSE: KSU; no longer publicly traded)
•Former Director, Chair of the Compensation & Organization Committee, member of the Finance & Strategic Investment Committee (2017 – 2023)
Education
àBachelor of Arts in Economics, University of Michigan

2024 Proxy Statement	23

Election of Directors

Michael H. McGarry

INDEPENDENT (Director Nominee) Age: 66 Director Since: Nominee Committees: None

Director Qualifications
Mr. McGarry's over 40 years of experience at PPG Industries, Inc. gives him a wealth of experience in leading and managing the strategy, operations, and finances of a global company. He has expertise in, among other areas, global manufacturing and logistics, public company accounting, and business transformation through acquisition and integration. Mr. McGarry also has past public company board experience on PPG's board and at Axiall Corporation. He currently serves on the public company boards of United States Steel Corporation and Shin Etsu Chemical (a Japanese company traded on the Tokyo Stock Exchange).

Background
àPPG Industries, Inc. (NYSE: PPG), a global leader in paints and coatings
•Executive Chairman (January 1, 2023 – October 1, 2023) as part of a succession process)
•Chairman and Chief Executive Officer (2016 – 2022)
•President and Chief Executive Officer (2015 – 2016)
•President and Chief Operating Officer (2015)
•Executive Vice President (2012 – 2014)
•Senior Vice President of Commodity Chemicals (2008 – 2012)
•Other roles of increasing responsibility, including as managing director, PPG Europe; Vice President, coatings, Europe; and Vice President, chlor-alkali and derivatives.
•Began career at PPG in 1981
àOther Experience
•Chairman, American Coatings Association (ACA)
Public Board Experience
àUnited States Steel Corporation (NYSE: X)
•Director and member of the Audit Committee and member of the Compensation & Organization Committee (2019 – Present)
àShin Etsu Chemical Co., Ltd. (publicly traded on the Tokyo Stock Exchange)
•Director and member of the Officers’ Remuneration Committee (2022 – Present)
àPPG Industries, Inc. (NYSE: PPG)
•Former Director (2015 – 2023)
àAxiall Corporation (NYSE: AXLL; no longer publicly traded)
•Former Director, (2013 – 2016)
Education
àAdvanced Management Program, Harvard Business School
àBachelor of Science in Mechanical Engineering, University of Texas

24

Election of Directors

Paige K. Robbins

INDEPENDENT (Director Nominee) Age: 55 Director Since: Nominee Committees: None

Director Qualifications
Throughout her career, Ms. Robbins has gained extensive public company and senior management experience. In her leadership roles at Grainger, she has developed expertise in sales and marketing, operations, technology, the global supply chain, and logistics, among other areas. Her prior experience as a partner and managing director at the Boston Consulting Group with a focus on Industrial Goods companies, gives her a deep understanding of business growth, profit improvement, supply chain, merger and acquisition strategies, and business transformation.

Background
àW.W. Grainger, Inc. (NYSE: GWW), a leading broad line distributor with operations primarily in North American, Japan, and the United Kingdom
•Senior Vice President and President, Grainger Business Unit (2021 – Present)
•Senior Vice President, Chief Technology, Merchandising, Marketing and Strategy Officer (2019 – 2021)
•Senior Vice President, Chief Merchandising, Marketing, Digital, Strategy Officer (2019)
•Senior Vice President, Chief Digital Officer (2017 – 2019)
•Senior Vice President, Global Supply Chain, Branch Network, Contact Centers and Corporate Strategy (2015 – 2017)
•Other Vice President roles of increasing responsibility, in the areas of Global Supply Chain and Logistics (2010 – 2015)
àThe Boston Consulting Group, a business strategy and management consulting firm
•Partner and Managing Director (2004 – 2010)
•Roles of increasing responsibility from Associate Consultant to Vice President and Director (1992 – 2004)
Public Board Experience
àNone
Education
àMaster of Business Administration, Harvard University
àMaster of Science in Industrial Engineering, Stanford University
àBachelor of Science in Industrial Engineering, Stanford University

2024 Proxy Statement	25

Election of Directors

Paula C. Tolliver

INDEPENDENT (Director Nominee) Age: 59 Director Since: October 2018 Committees: àAudit àCapital Allocation and Planning

Director Qualifications
Ms. Tolliver has developed broad multi-national executive and leadership experience as a senior leader at both Dow and Intel. She has deep expertise in information technology, digital transformation, advanced analytics, and cybersecurity, as well as demonstrated experience in driving innovation, growth, and operational excellence. Ms. Tolliver has relevant public company board experience and meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2018 – Present)
àTech Edge, LLC, a technology consulting firm
•Founder and Principal (2020 – Present)
àSyniti, a pioneering data software and services company
•Director and member of the Technology Committee (2020 – Present)
àIntel Corporation (Nasdaq: INTC), a multinational technology company
•Corporate Vice President and Chief Information Officer (2016 – 2019)
àThe Dow Chemical Company (a wholly owned subsidiary of Dow, Inc.) (NYSE: DOW), a global materials science leader in packaging, infrastructure, and consumer care
•Corporate Vice President of Business Services and Chief Information Officer
(2012 – 2016)
•Vice President, Procurement (2006 – 2011)
•Chief Information Officer and Chief Digital Officer of Dow AgroScience (2000 – 2006)
•Various other roles of increasing responsibility in Information Technology including as Europe Information Services Director (1996 – 2000)
Public Board Experience
àInvesco (NYSE: IVZ)
•Director and member of the Nomination and Corporate Governance Committee, Compensation Committee and Audit Committee (2021 – Present)
Education
àBachelor of Science in Business Information Systems and Computer Science, Ohio University

26

Election of Directors

Henry W. “Jay” Winship

INDEPENDENT (Director Nominee) Age: 56 Director Since: February 2022 Committees: àCapital Allocation and Planning (Chair) àTalent & Compensation

Director Qualifications
Mr. Winship has significant experience and expertise in the areas of capital allocation, finance and accounting, mergers and acquisitions, corporate governance, and logistics. He is an active portfolio manager, which provides our Board with valuable insights from an institutional investor perspective. Mr. Winship also has public board experience through his membership on the board of Bunge Limited, and his prior membership on the boards of CoreLogic and Esterline Technologies.

Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àPacific Point Companies, a privately owned asset management firm
•Founder, President and Managing Member of Pacific Point Capital LLC
(2016 – Present)
•Founder and Managing Member of Pacific Point Advisors, LLC
(2016 – Present)
àRelational Investors LLC, an activist investment fund
•Principal, Senior Managing Director and Investment Committee member
(1996 – 2015)
àOther Experience
•Advisor, Corporate Governance Institute at San Diego State University Fowler College of Business
Public Board Experience
àBunge Limited (NYSE: BG)
•Director, Chair of the Audit Committee and member of the Corporate Governance and Nominations Committee and Human Resources and Compensation Committee (2018 – Present)
àCoreLogic, Inc. (NYSE: CLGX; no longer publicly traded)
•Former Director and member of the Nominating and Corporate Governance Committee and Strategic Planning and Acquisition Committee (2020 – 2021)
àEsterline Technologies Corporation (NYSE: ESL; no longer publicly traded)
•Former Director and member of the Compensation Committee and Strategy and Technology Committee (2012 – 2015)
Education
àMaster of Business Administration, University of California, Los Angeles
àBachelor of Business Administration in Finance, University of Arizona
àCertified Public Accountant
àChartered Financial Analyst

2024 Proxy Statement	27

Election of Directors
Board Nomination Process
The Governance Committee determines the selection criteria and qualifications of director nominees based upon the needs of the company. The Board of Directors believes that the directors should possess the highest personal and professional ethics and integrity and be committed to representing the long-term interests of the company’s shareholders. Preferred qualifications also include current or recent experience as a chief executive officer or senior leader and expertise in a particular business discipline, as well as diversity of talent, experience, accomplishments, and perspective. Directors should be able to provide insights and practical wisdom based on their experience and expertise.
Director Nominee Recommendations
The Governance Committee considers director nominee recommendations from a wide variety of sources, including members of the Board of Directors, business contacts, community leaders, and members of management. The Governance Committee will also consider shareholder recommendations for director nominees using the same selection criteria and qualifications as nominees identified by other sources, as described below. The Governance Committee may also engage search firms to assist in the director recruitment process. The table below outlines the typical director nomination process when the Board of Directors seeks to identify a new candidate for the Board.
Director Nomination Process

The Governance Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Governance Committee.
For further review, a member of the Governance Committee will contact those candidates whom the Governance Committee believes are qualified, may fulfill a specific need of the Board of Directors, and would otherwise best contribute to the Board of Directors.
Based on the information the Governance Committee learns during this process, it determines which nominee(s) to recommend to the Board of Directors to submit for election.

The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.
Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2025 Annual Meeting should do so as early as possible to provide adequate time to consider the nominee and comply with our Bylaws. See “Shareholder Nominations,” below, for more details.
Ancora Letter Agreement
On December 29, 2023, the company entered into a letter agreement with Ancora Catalyst Institutional, LP and its affiliates party thereto (“Ancora”). Pursuant to the terms of the letter agreement, the Board of Directors acknowledged that it will renominate current directors Messrs. Winship and Maier for election at the company’s 2024 Annual Meeting, and Ancora agreed that, provided the company renominates Messrs. Winship and Maier, it will not nominate any individuals for election to the Board, make any other proposals, or engage in any solicitation of proxies in connection with the 2024 Annual Meeting.

28

Election of Directors
Shareholder Nominations
Shareholders who would like to directly nominate a director candidate must give written notice to the company’s corporate secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the corporate secretary no later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. Accordingly, nominations for the 2025 Annual Meeting must be received by February 8, 2025, unless the alternative deadline is triggered. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our Bylaws, any applicable Securities and Exchange Commission rules and regulations, and any applicable laws. The written notice must also include a written consent of the proposed nominee, agreeing to stand for election if nominated by the Governance Committee, and to serve as a director if appointed by the Board of Directors. The shareholder’s notice must also include:
1.The name and address of the shareholder making the nomination;
2.The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;
3.A representation that the shareholder is a holder of record of C.H. Robinson common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and
4.A description of all arrangements or understandings between the shareholder and each nominee.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 10, 2025.
Proxy Access
We also provide shareholders with a “proxy access” right that entitles shareholders meeting certain eligibility requirements to include nominees for director in our proxy statement. The proxy access right entitles a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The shareholder’s notice must be delivered to the company’s corporate secretary as set forth above and must be received by the corporate secretary no earlier than 150 days, and no later than 120 days, before the anniversary date of the mailing of the previous year’s proxy statement, unless an alternative deadline under our Bylaws is triggered. Accordingly, nominations for inclusion in our proxy statement for the 2025 Annual Meeting must be received no earlier than October 27, 2024, and no later than November 26, 2024, unless an alternative deadline is triggered. In addition, the shareholder’s notice must comply with the information requirements described above for other direct nominations of director candidates, as well as the additional notice and information requirements described in our Bylaws.

2024 Proxy Statement	29

Election of Directors
Over-Boarding Policy
Our directors are expected to devote sufficient time to fulfill their responsibilities effectively. The Board has adopted limits on the number of public company boards on which directors may serve unless the Board approves an exception. Directors who serve as executive officers of public companies may not serve on more than two public company boards, consisting of the board of directors of the director’s employer and one additional public company board. Other directors may not serve on more than a total of four public company boards, including our Board. Directors are required to advise the Chair of the Governance Committee prior to accepting a position on the board of another for-profit company, whether public or private, so we can assess any potential conflicts of interest. As a result, the Board monitors compliance with our policy through both the prior notice requirement and an annual questionnaire process.
Director Independence
Our Board of Directors is comprised of 11 independent directors and 1 non-independent director who is not independent solely by virtue of his service as our CEO. Accordingly, we are in compliance with the Nasdaq listing standards requirement that a majority of Board members must be independent. For additional information on how we made this independence determination for our directors and nominees, see "Proposal 1: Election of Directors” on page 13.
Our Board of Directors is elected annually using a majority voting standard for any uncontested director election. This means that a director is elected if the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director, provided that a quorum is present.
If any incumbent director fails to receive a majority vote in an uncontested election, the director is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation.
In the event of a contested election in which the number of nominees exceeds the number of directors to be elected, directors would be elected using a plurality voting standard. The plurality voting standard means that the nominees receiving the most affirmative votes would be elected to our Board.

30

Corporate Governance
Introduction
Comprehensive Governance Practices
Our Board’s oversight of the development and implementation of our corporate strategy is supported by C.H. Robinson’s robust governance practices, policies, and procedures. Ensuring that our governance practices are aligned with our stakeholders’ concerns and objectives is a high priority for us and to that end, we regularly engage with our stakeholders. See “Stakeholder Engagement” on page 10 for more information on how we seek feedback from our stakeholders. To facilitate continual improvement and effectiveness, the Board is also committed to maintaining its independent oversight and ensuring that its membership consists of the appropriate skill sets and range of experience.
The highlights outlined below are evidence of our commitment to a strong corporate governance structure, comprehensive policies and procedures that support that structure, and a strong tone at the top.
Corporate Governance Highlights

Active, Independent Board
•11 of 12 directors are independent
•Executive sessions of independent directors held at each regularly scheduled meeting
•Independent Board Chair
•Independent Audit Committee, Governance Committee, and Talent & Compensation Committee
•High rate of attendance at Board and committee meetings
•Complete access to management
•Access to outside advisors at the company’s expense

Robust Corporate Governance
•Board review of company strategy on at least an annual basis
•Active Board involvement in management succession planning
•Robust Board oversight on ESG matters
•Comprehensive and strategic approach to enterprise risk management
•Declassified Board
•Majority vote standard in uncontested elections
•Commitment to Board refreshment with five new directors in the past two years

Shareholder Rights	•Proxy access right •No poison pill •Proactive investor outreach program •Annual election of all directors •Plurality vote standard in contested elections •Annual “say-on-pay” vote
Board and Management Checks and Balances
•Prohibition on pledging and hedging
•Stock ownership guidelines for directors and management
•Annual Board and Committee self-evaluation
•Clawback policy compliant with new Securities and Exchange Commission and Nasdaq rules

2024 Proxy Statement	31

Corporate Governance
Board Meetings and Attendance
The Board of Directors has a policy that all directors and nominees nominated for election at the Annual Meeting are expected to attend the Annual Meeting. In 2023, all of the director nominees who were directors at that time attended the Annual Meeting.
During 2023, the Board of Directors held 10 meetings. Each director holding office during the year attended at least 75% of the aggregate meetings of the Board (held during the period for which he or she was a director) and the meetings of the committees of the Board on which he or she served (held during the period for which he or she served on a committee).

Engaged and Active Board of Directors

10
Board of Director meetings in 2023	All directors attended at least 75% of 2023 Board and committee meetings	100% Director nominee attendance at the 2023 Annual Meeting	Each 2023 regularly scheduled Board meeting also included a non-management director executive session

More than Meetings
Our Board members are committed to oversight both during meetings and outside of meetings. For example, prior to each committee or Board meeting, each committee Chair meets with key management members and subject matter experts to coordinate and plan the meeting agenda. This cooperation ensures that key topics are covered and that the Board at large and each committee executes on its core responsibilities. In addition, our directors have unlimited access to our management and regularly meet with them on individual and group bases to discuss topics such as strategy, operations, risk, and talent management. As an illustration, our Audit Committee Chair recently participated with our senior leadership team in an onsite cybersecurity ransomware tabletop exercise with outside consultants.
To provide our directors with additional insights and perspectives on the company’s performance, leadership, and strategic direction, the directors also receive education at our quarterly Board and committee meetings. Both internal experts and outside consultants present information to ensure our Board members have the requisite knowledge to effectively carry out their responsibilities. We maintain a subscription to the National Association of Corporate Directors (NACD) for our board members, and directors are encouraged to participate in continuing education programs sponsored by universities, stock exchanges, or other organizations or consultants specializing in director education. Directors may attend continuing education programs at the company’s expense.
Committee Charters and Governance Documents
The charters for each of the required committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all a part of our Corporate Compliance Program, are posted under the Governance section of the Investors page of our website at investor.chrobinson.com. Each of our committees reviews its charter on an annual basis to assess its adequacy and effectiveness and then recommends any proposed changes to the Board for approval. Our Corporate Governance Guidelines are reviewed by our Board and the Governance Committee on a regular basis to determine whether any revisions are advisable based on stakeholder feedback, changes in rules or regulations, or updated best governance practices.
Certain sections of this Proxy Statement reference or refer you to materials on our website at www.chrobinson.com. These materials are not incorporated by reference in, and are not a part of, this Proxy Statement.

32

Corporate Governance
Board Structure
Board Leadership Structure

Jodee A. Kozlak Independent Chair of the Board	Dave P. Bozeman President and CEO
INDEPENDENT COMMITTEE CHAIRS

Mark A. Goodburn Audit Committee	Henry W. “Jay” Winship Capital Allocation and Planning Committee	Kermit R. Crawford Governance Committee	Mary J. Steele Guilfoile Talent & Compensation Committee
The positions of Chief Executive Officer (“CEO”) and Chair of the Board of Directors (“Board chair”) are held by two different individuals. Mr. Bozeman serves as our CEO and Ms. Kozlak, an independent director who has served on the Board since 2013, serves as the independent Board chair. This structure allows our CEO to focus on providing daily leadership and oversight of the company’s performance while the Board chair leads the Board in its fundamental role of providing advice to and independent oversight of management. Our Board believes it is important to retain the flexibility to allocate the responsibilities of the Board chair and CEO positions in any manner that it determines to be in the best interests of the company based on the then-current circumstances. We have remained committed to having an independent Board chair to ensure that our Board remains robust and open to outside perspectives during this time of leadership transitions.
Our Corporate Governance Guidelines provide that the Board chair, in consultation with other Board members, sets the agenda for regular meetings of the Board of Directors, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.
We believe that our leadership structure supports the Board’s risk oversight function. Strong independent directors serve on our Audit Committee—the committee most directly involved in the risk oversight function—and there is open communication between management and the Board, and all directors are involved in the risk oversight function.

2024 Proxy Statement	33

Corporate Governance
Board Committees
The Board has four standing committees: the Audit Committee, the Talent & Compensation Committee, the Governance Committee, and the Capital Allocation and Planning Committee. During 2023, the Capital Allocation and Planning Committee was established as a standing committee. Currently, the members and Chairs of these committees are:

Directors	Audit	Capital Allocation and Planning	Governance	Talent & Compensation
Scott P. Anderson(1)
James J. Barber, Jr.(1)
David P. Bozeman
Kermit R. Crawford(1)
Timothy C. Gokey(1)
Mark A. Goodburn(1)
Mary J. Steele Guilfoile(1)
Jodee A. Kozlak(1)
Henry J. Maier(1)
James B. Stake(1)
Paula C. Tolliver(1)
Henry W. “Jay” Winship(1)

(1)Director is indicated as independent, as defined by Nasdaq Rule 5605(a)(2).	Member	Chair

34

Corporate Governance

Audit Committee 2023 Meetings: 8 Report: See page 92	Mark A. Goodburn, Chair	Other Members: àJames J. Barber, Jr. àTimothy C. Gokey àJames B. Stake àPaula C. Tolliver

Function: The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the company. The Audit Committee has the sole authority to appoint, review, and discharge our independent auditors, and has established procedures for the receipt, retention, and response to complaints regarding accounting, internal controls, or audit matters.

Key Responsibilities:
Among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:
1.Reviewing the scope, timing, and costs of the audit with the company’s independent registered public accounting firm and reviewing the results of the annual audit;
2.Assessing the independence of the outside auditors on an annual basis, including receipt and review of a written report from the independent auditors regarding their independence consistent with applicable rules of the Public Company Accounting Oversight Board;
3.Reviewing and approving in advance the services provided by the independent auditors;
4.Overseeing the internal audit function;
5.Reviewing the company’s significant accounting policies, financial results, and earnings releases and the adequacy of our internal controls and procedures;
6.Reviewing the risk management status of the company, including cybersecurity risks; and
7.Reviewing and approving related-party transactions.

Independence and Financial Expertise:
All of our Audit Committee members are “independent” under applicable Nasdaq listing standards and Securities and Exchange Commission rules and regulations.
The Board has determined that all five members of the Audit Committee, Messrs. Barber, Gokey, Goodburn, and Stake, and Ms. Tolliver, meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Committee Membership Changes: Mr. Goodburn was appointed Chair of the Audit Committee, effective July 1, 2023, succeeding Mr. Stake.

2024 Proxy Statement	35

Corporate Governance

Capital Allocation and Planning Committee 2023 Meetings: 6	Henry W. “Jay” Winship, Chair	Other Members: àScott P. Anderson àDavid P. Bozeman àMark A. Goodburn àHenry J. Maier àPaula C. Tolliver

Function: The Capital Allocation and Planning Committee objectively assesses value creation opportunities and supports and makes recommendations to the Board to assist in its and management’s review of, and planning for, the company’s capital allocation, operations and strategy, and enhanced transparency and disclosures to shareholders.

Key Responsibilities:
Among other responsibilities in the Capital Allocation and Planning Committee Charter, the Capital Allocation and Planning Committee is responsible for:
1.Reviewing and evaluating the company’s business and financial strategies and growth opportunities, including performance toward those strategies and opportunities and making recommendations to the Board in respect thereof;
2.Reviewing and making recommendations to the Board regarding the company’s capital allocation, cash flow, technology initiatives, capital expenditures, and financing requirements;
3.Reviewing and making recommendations to the Board regarding potential material mergers, acquisitions, divestitures, and other key strategic transactions; and
4.Reviewing and evaluating the company’s annual operating and capital plans and budgets and making recommendations to the Board based on its findings.

Independence:
While the Capital Allocation and Planning Committee is not subject to particular Nasdaq independence requirements, a majority of the members of our Capital Allocation and Planning Committee are “independent” under applicable Nasdaq listing standards.

Committee Membership Changes: Mr. Bozeman was appointed to the Capital Allocation and Planning Committee, effective August 10, 2023.

36

Corporate Governance

Governance Committee 2023 Meetings: 4	Kermit R. Crawford, Chair	Other Members: àScott P. Anderson àMary J. Steele Guilfoile àJodee A. Kozlak àHenry J. Maier

Function: The Governance Committee identifies for the Board individuals qualified to become Board members, considers nominees recommended by shareholders, and recommends nominees to the Board for election as directors. The Governance Committee also adopts and revises corporate governance guidelines applicable to the company and serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities.

Key Responsibilities:
Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:
1.Periodically reviewing and making recommendations to the Board as to the size, diversity, and composition of the Board and criteria for director nominees;
2.Identifying and recommending candidates for service on the Board;
3.Reviewing and revising the company’s Corporate Governance Guidelines, including recommending any necessary changes to the Corporate Governance Guidelines to the Board;
4.Leading the Board in an annual review of the performance of the Board and the Board committees;
5.Making recommendations to the Board regarding Board committee assignments;
6.Making recommendations to the Board on whether each director is independent under all applicable requirements;
7.Making recommendations to the Board with respect to the compensation of non-employee directors;
8.Periodically reviewing with the company’s Chief Legal Officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies; and
9.Reviewing, at least annually, the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant Environmental, Social, and Governance (“ESG”) issues, including the alignment of such efforts with the company’s overall strategy.

Independence: All members of our Governance Committee are “independent” under applicable Nasdaq listing standards.

Committee Membership Changes: Mr. Crawford was appointed as the Governance Committee chair, effective January 1, 2023, and Mr. Anderson was appointed to the Governance Committee effective July 1, 2023.

2024 Proxy Statement	37

Corporate Governance

Talent & Compensation Committee 2023 Meetings: 7 Report: See page 75	Mary J. Steele Guilfoile, Chair	Other Members: àKermit R. Crawford àTimothy C. Gokey àJodee A. Kozlak àHenry W. “Jay” Winship

Function: The Talent & Compensation Committee has oversight responsibilities relating to overall talent strategy, executive compensation, employee compensation and benefits programs and plans, succession and leadership development, and diversity, equity & inclusion.

Key Responsibilities:
Among other responsibilities in the Talent & Compensation Committee Charter, the Talent & Compensation Committee is responsible for:
1.Reviewing the performance of the CEO;
2.Determining all elements of the compensation and benefits for the CEO and other executive officers of the company;
3.Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
4.Reviewing the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of DEI and human capital management, including the alignment of such efforts with the company’s overall strategy;
5.Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
6.Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.

Independence:
All of our Talent & Compensation Committee members are “independent” under applicable Nasdaq listing standards and Internal Revenue Service and Securities and Exchange Commission rules and regulations.

Committee Membership Changes: Ms. Guilfoile was appointed Chair of the Talent & Compensation Committee, effective July 1, 2023, succeeding Ms. Kozlak.

38

Corporate Governance
Role of the Board of Directors
Strategic Oversight
The Board of Directors generally meets at least four times a year to oversee, review, and, where appropriate, approve fundamental operating, financial, risk management, and other corporate strategies, as well as major plans and objectives. The Board also monitors the effectiveness of management policies and decisions, including the execution of strategies. This monitoring includes regular interaction, engagement, and robust discussion with management, both during and outside of Board and Committee meetings.
The Board regularly reviews and discusses, among others, each of the topics listed below, with significant inputs from each Committee to whom oversight for such topic has been assigned, as applicable and appropriate.

àQuarterly and fiscal year financial results
àESG management
àLong range financial planning and review of financial models
àLong-term strategic planning and M&A
àRisk management, mitigation, and insurance updates
àReview and revision, as necessary, of policies and committee charters

àCybersecurity, privacy, and compliance
àHuman capital management and DEI
àLeadership succession and talent planning
àExecutive compensation
àDirector compensation
àBoard composition, effectiveness, and self-assessment results

2024 Proxy Statement	39

Corporate Governance
Risk Oversight

BOARD RESPONSIBILITIES The Board is actively involved in the oversight of risks that could affect the company.

AUDIT COMMITTEE
àRisk oversight is conducted primarily through the Audit Committee.
àResponsible for at least annually reviewing key risks or exposures and assessing the steps management has taken to minimize such risk.
àProvides periodic risk assessment updates to the Board and solicits input from the Board regarding the company’s risk management practices.
àOversees risks related to cybersecurity and data privacy.
TALENT & COMPENSATION COMMITTEE àPeriodically reviews compensation programs to ensure that they do not encourage excessive risk taking. àOversees human capital and succession planning risks.	GOVERNANCE COMMITTEE àPeriodically reviews corporate governance risks and related compliance policies. àOversees risks related to government relations and ESG, including climate change matters.

MANAGEMENT RESPONSIBILITIES
Management is responsible for our Enterprise Risk Management (“ERM”) program, which includes key risk identification, mitigation efforts, day-to-day management, and communication to the Audit Committee.

EVALUATE
The ERM program, overseen by our Chief Financial Officer and the Audit Committee, allows us to evaluate risks and their potential impact to the company based on multiple factors, including business conditions, company capabilities, and risk tolerance. The ERM program is administered by our internal audit department, which is independent of our business functions, and consists of a framework that identifies and classifies risks, enlists risk owners, facilitates risk mitigation efforts, and communicates results to senior management and the Audit Committee.

REVIEW
Changes in the company’s risk profile may also be identified through routine internal audits and ongoing discussions with members of our operational staff and management. A significant component of the ERM program is the annual risk assessment, which includes interviews with various key personnel and risk owners within the company, as well as with members of the Audit Committee.
PRESENT The results of the annual risk assessment and any additional risk reports are presented to the Audit Committee.

40

Corporate Governance
Additional review or reports on enterprise risks are conducted as needed by the Board or the committees. Our internal audit department continues to improve the ERM program, including increasing the frequency of touchpoints with risk owners to ensure changes to the risk environment are captured and communicated promptly. To achieve this, internal audit engages numerous stakeholders across the company, including legal, human resources, government affairs, technology, privacy, the global cybersecurity team, and others, to ensure our risk universe and analysis are comprehensive and timely reported, as necessary. In addition, we engaged external consultants to assist in risk scenario analysis for both climate and trade disruption risks.

CLIMATE CHANGE OVERSIGHT
Climate-related risks are evaluated within our ERM register. Our internal audit team leads risk management for the company, which is reviewed quarterly and aligned to the risk factors reported annually in our Annual Report on Form 10-K. ESG issues and the physical and transitional risks of climate change, its consequences, and opportunities are included in this process. In 2023, the company continued to evolve the enterprise climate risk process to include a joint quantitative and qualitative climate scenario analysis for risks and opportunities in our global operations using a number of climate risk scenarios across the value chain. Results of this exercise were published in our annual TCFD Report, which is released each summer and available on the company’s ESG Hub at https://www.chrobinson.com/en-us/about-us/corporate-responsibility/esg/.
Our Chief Financial Officer works with our CEO, Chief Legal Officer, and Chief Human Resources and ESG Officer to review climate-related issues as they arise. This group provides feedback on recommended actions and gives final approval regarding which actions are brought to the Board.

OVERSIGHT OF CYBERSECURITY
The company’s global reach and the ever-evolving threat landscape make data security and cybersecurity critical priorities for us, and as such, the Audit Committee receives regular reports on these topics. Our global cybersecurity team reports to our Chief Technology Officer and together, they are responsible for our network security, engineering processes, and business continuity. This team partners with leaders from all our global regions to align our strategic goals with our business priorities.
We have processes and programs in place to meet our global compliance obligations and work with our employees and teams across the globe to ensure security and data protection principles are integrated into the way we do business every day. We utilize a set of controls that integrates guidance from the EU’s General Data Protection Regulations and alignment with the U.S. National Institute of Standards and Technology’s framework. In addition, we submit to independent assessments by external parties, including System and Organizational Controls (“SOC”) 2 Type 2 audit, to ensure all safeguards function as they should.
Our Technology Continuity program is equally as robust and follows industry standards for disaster recovery practices, including close alignment with ISO 27031:2011 and the Disaster Recovery Institute International’s Professional Practices. Our program includes multiple components that act as an additional line of defense—among them are regular functional recovery and tabletop exercises, cybersecurity exercises, program audit and maintenance, awareness and training, business impact analysis, and risk evaluation and controls.

OVERSIGHT OF DATA PRIVACY
Our global data privacy program aligns closely with our global cybersecurity team regarding the management of a framework that represents a harmonized set of privacy and data protection controls, encompassing our global and regional obligations to personal information. The program is evaluated within our ERM register. The director of our global data privacy program reports to our Chief Legal Officer and aligns closely with regional counsel in North and South America, Asia, and Europe.

2024 Proxy Statement	41

Corporate Governance
Our global data privacy program extends across our business and shared service organizations to embed privacy by design principles within our operations and in alignment and coordination with our information security program. This is done through both active data protection impact/privacy impact assessment (“DPIA/PIA”) engagements with business and technical partners, as well as through structured privacy by design checklists embedded into technical and business process development. Technical teams participate in regular and ongoing workshops that support security and privacy by design initiatives. All C.H. Robinson employees who process personal information must comply with privacy policies and processes designed to achieve compliance. Employees complete annual information protection and privacy training that supports our Code of Ethics and guides employees on their roles and responsibilities to collect, protect, use, and manage the personal information entrusted to them. Ongoing privacy policy compliance audits and risks identified during DPIA/PIA activities inform ERM processes. The Audit Committee is updated on privacy risk management procedures through our regular enterprise risk updates as well as through internal audit projects involving privacy risks.

OVERSIGHT OF ESG

Board of Directors: Receive reports from committees and management and discuss ESG updates and disclosures, human capital management, cybersecurity, and data privacy

Governance Committee: ESG updates, strategy, risks, progress on goals, raters & rankers scoring	Talent & Compensation Committee: Human capital management, regular DEI updates	Audit Committee: ESG disclosures, cybersecurity, data privacy

Management: Among other things, management develops solutions to climate-related, cybersecurity, and privacy issues throughout the organization; focuses on the attraction, development, and retention of talent; and supports our DEI initiatives.

C.H. Robinson ensures strong oversight of Environmental, Social, and Governance (“ESG”) topics, including evolving regulatory requirements and emerging industry trends. Our approach to integrating ESG considerations into our corporate oversight structure allows us to seize growth opportunities with shippers and carriers, reduce potential risks, and provide a suite of tools and services that meet our customers’ heightened need for Scope 3 emissions data and sustainability solutions. At C.H. Robinson, our ESG efforts are focused on climate action, people empowerment, and ethical business practices. Oversight of these issues starts with the Board and our CEO, as well as our Chief Human Resources and ESG Officer.
The full Board receives updates from management, including our Vice President of ESG, on ESG strategy, reporting, progress toward goals, and risk management. Additionally, the Board committees oversee specific areas of our ESG efforts. The Governance Committee receives regular updates on ESG strategy, reporting and disclosures, as well as environmental sustainability. The Talent & Compensation Committee has oversight of talent strategies; diversity, equity, and inclusion; company culture; and other talent-related topics. The Audit Committee has oversight of ethics and compliance, risk management, cybersecurity, and data privacy, as well as ESG risks.
See our 2022 ESG Report on our website for more information.

42

Corporate Governance

OVERSIGHT OF TALENT AND CULTURE
Our Board of Directors and Talent & Compensation Committee have oversight of our talent management and DEI efforts. They receive regular updates from our Chief Human Resources and ESG Officer on our key strategic initiatives, success measurements, and other relevant matters pertaining to human resources and DEI including, but not limited to, hiring and retention, culture, employee engagement, succession planning, compensation and benefits, and human resources or DEI-related risks.
Evaluation of CEO and Management. Our Board has delegated primary oversight responsibility for the evaluation of our CEO to the Talent & Compensation Committee. The Talent & Compensation Committee, in collaboration with the Chair of the Governance Committee, reports its evaluation of the CEO’s performance to the full Board at least annually.
Succession Planning. Succession planning for our senior management positions is critical to our long-term success. The Board annually reviews the company’s succession plans and identifies potential successors for the CEO and other senior leadership positions. The CEO participates in this process by providing the Board with recommendations or evaluations of potential successors and identifying and recommending development plans for such individuals. The CEO is expected to recommend to the Board on an ongoing basis one or more successors in the event of an unexpected inability of the CEO to continue to serve.

Evaluate and Approve
The Talent & Compensation Committee evaluates the performance of the CEO and management and sets performance goals and objectives.
The Board reviews the report evaluating the CEO and any other updates from the Talent & Compensation Committee in executive sessions of the Board.
The Talent & Compensation Committee reviews compensation programs, policies, and practices and makes compensation decisions.

Assess and Plan
The Talent & Compensation Committee reviews succession plans for the company’s executive officers, including the CEO, and presents such plans to the Board.
The Board provides input to the CEO, who conducts an annual assessment of the performance and development of other senior management.
The Talent & Compensation Committee reviews the results of the advisory stockholder vote on executive compensation and makes recommendations to the Board as appropriate.

2024 Proxy Statement	43

Corporate Governance
Other Corporate Governance Policies, Practices, and Processes
Annual Board Evaluations
Each year, the Board conducts a self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee is responsible for seeking comments from all directors and reporting its evaluation of Board and committee performance to the Board on an annual basis. As part of the self-evaluation process, the Chair of the Governance Committee may have individual conversations with each director to discuss individual and group dynamics and performance. The full Board reviews and discusses the evaluation report to determine what, if any, action could improve Board and committee performance.
Shareholder Communications with the Board
C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Suite 1200, Eden Prairie, MN 55347. These communications will be compiled by the corporate secretary and periodically submitted to the Board of Directors or individual directors.

44

Compensation of Directors
Overview
Every two to three years, the Governance Committee engages with an independent compensation consultant to review board compensation market data. As necessary, this data is used by the Governance Committee in preparation for determining and recommending changes to board compensation. The last review was completed in 2023 by Semler Brossy.
The table below outlines the current annual compensation program for our non-employee directors:

Compensation Element	Compensation Amount ($)
Non-Employee Director Compensation:
Annual Cash Retainer		110,000
Annual Equity Award (RSUs)		175,000
Independent Chair of the Board Additional Cash Retainer		100,000
Committee Service Compensation:	Chair	Member
Audit Committee	30,000	12,500
Capital Allocation and Planning Committee	20,000	7,500
Governance Committee	20,000	7,500
Talent & Compensation Committee	20,000	7,500
Cash retainers are paid in quarterly installments, at the end of each calendar quarter. On an annual basis before the following year’s director compensation is determined, the directors may elect to receive all or a portion of their retainers in cash, stock, or RSUs that are immediately vested and are payable to the directors after their service on the Board of Directors has ended. The annual equity award is also delivered quarterly in the form of fully vested RSUs that settle in shares of stock after the director leaves the Board of Directors.
Directors are required to own a minimum of five times their annual cash retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested RSUs and stock beneficially owned by the director, including owned in a trust, by a spouse, or by dependent children for our directors. All directors who have been on the Board for at least five years are in compliance with the company stock ownership requirements.
C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors. Directors who are also employees of C.H. Robinson are not separately compensated for serving as a member of the Board of Directors.

2024 Proxy Statement	45

Compensation of Directors
2023 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards(2) ($)	Total ($)	Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2023(3)
Scott P. Anderson(4)	64,114		89,904	154,018	52,015
James J. Barber, Jr.	122,500		175,000	297,500	1,999
Kermit R. Crawford(5)	137,500		175,000	312,500	5,654
Timothy C. Gokey	130,000	(6)	175,000	305,000	18,877
Mark A. Goodburn(7)	138,750	(6)	175,000	313,750	5,469
Mary J. Steele Guilfoile(8)	131,250		175,000	306,250	17,304
Jodee A. Kozlak(9)	231,250		175,000	406,250	21,329
Henry J. Maier	125,000		175,000	300,000	3,417
James B. Stake	131,250		175,000	306,250	28,873
Paula C. Tolliver	130,000		175,000	305,000	12,127
Henry W. “Jay” Winship	137,500		175,000	312,500	3,417
(1)David P. Bozeman was appointed as the company’s President and Chief Executive Officer effective June 26, 2023 and does not receive any additional compensation for services provided as a director.
(2)The dollar value reflected in this column was awarded as fully vested RSUs of the company. Shares equal to the number of RSUs will be distributed to the director after his or her board membership terminates. The number of units issued to a director is determined by dividing the annual equity award value of $175,000 by the closing price of a share of our common stock on the date of grant. In accordance with Accounting Standards Codification 718 (“ASC 718”), these awards are discounted to reflect the restrictions on the awardee’s ability to sell or transfer vested awards until his or her board membership terminates. The fair value of these awards is established based on the market price on the date of grant, discounted for post-vesting holding restrictions.
(3)Includes fully vested RSUs.
(4)Mr. Anderson served as Interim Chief Executive Officer between January 1, 2023 and June 25, 2023 and did not receive any additional compensation for services provided as a director during that period. Effective June 26, 2023, Mr. Anderson remained a board member and was appointed as a member of the Governance Committee effective July 1, 2023 and was entitled to receive compensation for his service on the Board for the remainder of the year. Mr. Anderson’s compensation for his service as Interim Chief Executive Officer, including a one-time RSU award granted to Mr. Anderson in connection with his service as Interim Chief Executive Officer through June 25, 2023 and his continuing service on the Board through fiscal 2023, is reported in the Summary Compensation Table.
(5)Mr. Crawford was appointed Chair of the Governance Committee effective January 1, 2023.
(6)The director has elected to receive the dollar value of these fees in RSUs of the company. Shares equal to the number of RSUs received will be distributed after termination of board membership.
(7)Mr. Goodburn was appointed Chair of the Audit Committee effective July 1, 2023.
(8)Ms. Guilfoile was appointed Chair of the Talent & Compensation Committee effective July 1, 2023.
(9)Ms. Kozlak was appointed independent Chair of the Board effective January 1, 2023.

46

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers (“Say-on-Pay”)
C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers (“NEOs”). At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of NEOs as described in this Proxy Statement:
“RESOLVED, that the shareholders of C.H. Robinson Worldwide, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the ‘Compensation Discussion and Analysis’ section, compensation tables, and related narrative discussion contained in the company’s 2024 Notice of Annual Meeting of Shareholders and Proxy Statement.”
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1.Pay incentive compensation aligned with company earnings performance;
2.Encourage executives to make long-term career commitments to C.H. Robinson and align executives’ interests with those of our shareholders;
3.Balance incentive compensation to achieve both annual and long-term profitability and growth;
4.Emphasize supporting both team and company goals, business transformation, and company culture; and
5.Provide a level of total compensation necessary to attract, retain, and motivate high quality executives.
We believe that our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the Compensation Discussion and Analysis section of this Proxy Statement and related compensation tables and narrative discussion beginning on page 48. These sections provide detailed information on our executive compensation, including our compensation philosophy and objectives and the 2023 compensation of our NEOs.
C.H. Robinson has requested shareholder approval of the compensation of our NEOs on an annual basis. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the Securities and Exchange Commission’s compensation disclosure rules.
àAs an advisory vote, this Proposal 2 is non-binding. However, the Board of Directors and the Talent & Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our NEOs.

BOARD VOTING RECOMMENDATION The Board of Directors recommends a vote FOR the advisory approval of the compensation of named executive officers.

2024 Proxy Statement	47

Compensation Discussion and Analysis
Developing diverse, high performing leaders who are guided by our EDGE values (Evolve Constantly, Deliver Excellence, Grow Together, and Embrace Integrity) and our leadership principles is at the foundation of C.H. Robinson’s talent strategy. People leaders remain a crucial factor in shaping our culture, influencing the C.H. Robinson experience for employees, and steering our organizational strategy. We are focused on cultivating outstanding leaders throughout the organization with the requisite skills and mindsets for driving business results, promoting enterprise collaboration, and developing superior talent. Our talent review process will guide the assessment, identification, and development of strategic, results-driven, people-focused leaders, fostering enterprise collaboration amid change and delivering business results.
The following Compensation Discussion & Analysis (“CD&A”) describes the background, objectives, and structure of our executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on page 76, which provide further historical compensation information for the following named executive officers (“NEOs”):

Scott P. Anderson(1)	David P. Bozeman(2)	Michael P. Zechmeister	Arun D. Rajan	Angela K. Freeman	Michael J. Short
Former Interim President and Chief Executive Officer	President and Chief Executive Officer	Chief Financial Officer	Chief Operating Officer	Chief Human Resources and ESG Officer	President of Global Forwarding

(1)Mr. Anderson served as Interim Chief Executive Officer between January 1, 2023 and June 25, 2023.
(2)Mr. Bozeman was appointed as President and Chief Executive Officer effective June 26, 2023.
At a Glance:

Executive Summary	49
		Performance-based compensation and alignment of individual, company, and shareholder goals are integral components of our culture and management approach.

Executive Transitions	55

2023 Elements of Compensation	58

2023 Named Executive Officer Compensation	63

Compensation Process	70

Additional Compensation Policies and Practices	73

Talent & Compensation Committee Report	75

Executive Compensation Tables	76

48

Executive Compensation
Executive Summary
Our compensation program continues to evolve to optimally support our strategic and talent objectives. 2023 marked a transformative year for our compensation program, and we made various changes to improve the overall success of our business. Our pay strategy, actions, and changes made in 2023 can be attributed to three main drivers:
1.Evolving compensation program to fit best practices. In 2023, we continued to make changes to our compensation that considered feedback from our shareholders as well as the competitive landscape. The changes made were intended to modernize the program and foster competitive and fair practices for our shareholders. To that end, we refined our practices and policies by:
•Introducing and using a peer group as a benchmark for executive pay decisions and practices;
•Adopting double trigger vesting for performance-based equity awards; and
•Removing the counting of stock options and unvested performance shares in our stock ownership guidelines.
These changes continued into 2024 with the modernization of our post-employment vesting provisions for equity awards, including a competitive retirement provision and elimination of the post-vesting hold period. See the “Evolution of our Compensation Program” on page 59 for an additional discussion of the changes to our compensation over the years.
2.Supporting our business transformation and CEO transition. Our business is amid a transformation in the wake of the challenges brought on by the transportation markets, which are detailed below in our “2023 Performance Highlights and Incentive Payouts” on page 51. We made executive changes and certain pay actions to ensure we attract, retain, and motivate top talent through this transformation.
CEO Transition. David P. Bozeman was appointed by the Board in June 2023 as our President and Chief Executive Officer to advance the company’s vision and enhance the value to the company’s customers and shareholders. We provided Mr. Bozeman with a competitive new hire compensation package that considered compensation he would forfeit from his prior employer, as well as the go-forward incentives that would motivate Mr. Bozeman to drive certain business objectives.
NEO Retention Awards. We also granted retention awards to our NEOs at the beginning of 2023 to ensure stability and engagement among the management team as we focused on transforming our business operations in a difficult market and searched for a permanent CEO. These one-time awards were granted in equity to maintain alignment with our shareholders and motivate our NEOs to drive favorable business outcomes.
See “Compensation Arrangements Related to Executive Transitions” on page 55 for additional information regarding Mr. Bozeman’s compensation and the factors the Talent & Compensation Committee considered, as well as more details on the retention grants to our NEOs.
3.Considering the compensation implications of our cyclical business. The cyclical nature of our business brings challenges in setting certain types of goals for our incentive programs. Our program is designed to incentivize our NEOs to focus on optimizing the balance between managing costs while driving strong performance throughout the cycle. We evolved our incentive program designs in 2023 to motivate our NEOs to drive the key behaviors and objectives required in a cyclical business.
Annual Cash Incentive Program. In 2023, we modified our annual cash incentive program to introduce two new measures, enterprise volume growth and enterprise adjusted operating margin. Enterprise volume growth was implemented to measure business growth in our four key modes (NAST truckload, NAST LTL, GF ocean, and GF air). Volume growth allows us to set and measure growth goals in lieu of other top line measures (e.g., revenue) that may not always be appropriate and indicative of the resulting competitive environment and transportation rates in that year. Enterprise adjusted operating margin was introduced to measure and reward profitable growth. See “Annual Cash Incentive Compensation” on page 64 for additional details.
Long-Term Incentive Program. Our long-term incentive program was also modified by the addition of an adjusted operating margin metric and the measurement of all performance metrics over a three-year period. Adjusted gross profits and adjusted operating margin align to our commitment to our customers and rewards management for profitable growth. Diluted earnings per share (“EPS”) aligns to our business strategy for long-term performance, across varying market cycles and longer-term secular changes. For additional information on our long-term incentive structure, see “Equity Compensation,” on page 67.

2024 Proxy Statement	49

Executive Compensation
Compensation Philosophy and Structure
Performance-based compensation and alignment of individual, company, and shareholder goals are integral components of our C.H. Robinson culture and management approach. Performance-based compensation makes up a significant portion of our executives’ total compensation package.
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:

Pay incentive compensation aligned with company performance	Align executives’ interests with those of our shareholders and encourage high-performing executives to make long-term career commitments to C.H. Robinson	Balance incentive compensation to achieve both annual and long-term profitability and growth	Emphasize supporting both team and company goals, business transformation, and company culture	Provide a level of total compensation necessary to attract, retain, and motivate highly qualified executives
Compensation decisions regarding individual executive officers are based on several factors, including competitive market practices, individual performance, level of responsibility, the unique skills of the executive, the tenure, demands and complexity of the position, and the critical nature of the role.

50

Executive Compensation
2023 Performance Highlights and Incentive Payouts
In 2023, transportation markets experienced a weak demand for freight combined with more than sufficient capacity, which resulted in an oversupplied and very competitive market. These conditions are typically referred to as a soft market and existed throughout most of 2023, with transportation rates at, or near, the estimated cost of operation. This compared to historically elevated transportation rates in the first half of 2022 before global demand began to slow in the middle of 2022 and market conditions began to soften, which continued into 2023. The weak demand and excess carrier capacity in the surface transportation market has resulted in most shipments moving under committed pricing agreements and suppressed freight rates on the limited number of shipments reaching the spot market. These conditions led to significant declines in both our total revenues and adjusted gross profits in 2023 when compared to 2022. The C.H. Robinson team continued to help our customers and contract carriers navigate through the changing market cycle with best-in-class solutions provided by our global network of supply chain experts that customers have come to expect from C.H. Robinson.
Performance Overview
The following summarizes C.H. Robinson financial, operational, and strategic performance in 2023, including year-over-year operating comparisons to 2022:

Total revenues decreased 28.7% to $17.6 billion, driven by lower pricing and volumes in nearly all of our service lines, most notably ocean and truckload services.	Adjusted gross profits(1) (“AGP”) decreased 27.5% to $2.6 billion, driven by lower AGP per transaction in truckload and ocean services.	Income from operations totaled $0.5 billion, down 59.4% from last year primarily due to the decrease in AGP, partially offset by a decrease in operating expenses.	17% Y/Y improvement in NAST shipments per person per day. 20% Y/Y improvement in Global Forwarding shipments per person per month.

Diluted EPS decreased 63.2% to $2.72.		Dividends per share increased 8.0% to $2.44 per share.

(1)AGP is a non-GAAP measure calculated as gross profits excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. We believe adjusted gross profit is a useful measure of our ability to source, add value, and sell services and products that are provided by third parties. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the year ended December 31, 2023.
The North American surface transportation (“NAST”) market experienced weak freight demand and excess carrier capacity throughout 2023. This resulted in a very competitive environment with suppressed transportation rates. These challenging market conditions significantly reduced our NAST total revenues, adjusted gross profits, and shipment volumes in 2023 compared to 2022. Transportation rates in 2022 remained historically elevated for the first half of the year before freight demand started to weaken and drive declining transportation rates in the second half of 2022 and into 2023. Our comparative NAST AGP per transaction in 2022 benefited from market conditions beginning to soften, which resulted in the declining cost of purchased transportation relative to the contractual rates we negotiated in prior quarters. The challenging market conditions in 2023 negatively impacted our enterprise adjusted operating margin and NAST truckload and LTL shipment volume. Enterprise adjusted operating margin and NAST truckload and LTL shipment volume are performance measures for our annual cash incentive plan for 2023 for all our NEOs.
Similar to the North America surface transportation market, the global forwarding market was soft throughout 2023 as ocean vessel capacity continued to expand relative to demand. These softening market conditions began in the middle of 2022 and continued throughout 2023. As a result of the soft market conditions, our global forwarding total revenues, AGP, and volumes declined in 2023 compared to 2022. These challenging market conditions negatively impacted our enterprise adjusted operating margin and Global Forwarding (“GF”) ocean and air volumes. Enterprise adjusted operating margin and GF ocean and air volume are performance measures for our annual cash incentive plan for 2023 for all our NEOs.

2024 Proxy Statement	51

Executive Compensation
Incentive Payouts

Element	Key Features	Result

2023 Annual Incentive Cash Plan	Based on enterprise volume, enterprise operating margin, and MBOs (as defined below), including one specific to DEI.	Below Target

Earnings Per Share PSUs(1)	Aligned to compound annual EPS growth rate	Below Threshold

Adjusted Gross Profit PSUs(2)	Aligned to AGP Growth	Below Threshold

(1)Granted in 2021.
(2)Granted in 2021 and 2022.
Enterprise adjusted operating margin, defined on page 62, finished below threshold at 21.2% in 2023. NAST truckload and LTL shipment volumes(1) also finished below threshold at (4.5%) and (2.0%), respectively, in 2023. GF ocean volumes finished below threshold at (5.0%) in 2023 while GF air transaction volume finished just above threshold at 1.0% in 2023. The reduced financial results noted above resulted in a decrease of diluted earnings per share from $7.40 in 2022 to $2.72 in 2023 and resulted in below target levels of vesting on our performance-based equity awards.
(1)Volume growth rates are rounded to the nearest 0.5 percent.
Say-on-Pay and Response to Shareholder Feedback
The Talent & Compensation Committee considers the results of the shareholders’ advisory vote on the compensation of NEOs. At our 2023 Annual Meeting, our say-on-pay proposals received “for” votes that represented approximately 93% of the shares voted on the proposals. The Talent & Compensation Committee considered the results of these say-on-pay votes and other shareholder feedback when evaluating our compensation practices and policies in 2023, and when setting the compensation of our NEOs for 2023. The Talent & Compensation Committee believes that our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.
93%
Voted in Favor of our Executive Compensation Program at our 2023 Annual Meeting

52

Executive Compensation
Based on feedback received from our shareholders, as well as the Talent & Compensation Committee’s consideration of competitive market practices and its goal of linking executive pay and performance, the Talent & Compensation Committee approved the following changes to our compensation programs:

WHAT WE HEARD	HOW WE RESPONDED

àConsider disclosing a peer group that can be used to make executive compensation decisions	àC.H. Robinson selected and adopted a formal peer group in 2022 and used this peer group in 2023 for purposes of executive compensation decisions

àConsider, on a going-forward basis, having the treatment of equity awards that are assumed or converted following a change in control be double trigger	àEffective January 1, 2023, C.H. Robinson changed from single trigger to double trigger vesting for all equity awards, including performance-based awards

àConsider the metrics in the annual incentive plan
àEffective January 1, 2023, C.H. Robinson introduced a new annual incentive plan, which consists of blended volume growth, adjusted operating income margin and MBO/SBO(1) scorecards, as disclosed in this Proxy Statement

àConsider the performance period for the long-term incentive plan
àIn 2023, C.H. Robinson introduced a new structure for PSU awards where 33.33% is measured on diluted EPS, 33.33% on AGP, and 33.34% on average adjusted operating income margin; each of these measures has a three-year performance period, as discussed further in this Proxy Statement

àConsider removing the counting of vested stock options and unvested performance shares in the stock ownership guidelines	àIn 2023, C.H. Robinson removed the counting of vested stock options and unvested performance shares for stock ownership guidelines

àUpdate clawback policies in compliance with new Securities and Exchange Commission and Nasdaq requirements by December 1, 2023	àAt the Talent & Compensation Committee meeting in November 2023, our clawback policy was amended to be in compliance with the Securities and Exchange Commission and Nasdaq regulations

(1)Management Business Objectives (“MBOs”) and Strategic Business Objectives (“SBOs”) are described under the "Performance Metrics and Goal Rigor" and "MBOs/SBOs" sections in this Proxy Statement.

2024 Proxy Statement	53

Executive Compensation
Key Compensation Practices
Our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests.

WHAT WE DO
àWe Do require approval of our executive compensation and incentive payouts by our independent Talent & Compensation Committee
àWe Do target pay opportunity that is generally aligned to the 50th percentile of general market data and a compensation peer group of companies that are of similar size, as well as aligned to our business model of a platform company and two-sided marketplace
àWe Do have the majority of pay at risk and performance-based
àWe Do have annual incentive compensation performance metrics directly tied to key metrics of profitability of the company
àWe Do have appropriate caps on incentive plan payouts of two times target opportunity
àWe Do have double trigger change of control provisions in time-based equity awards made after January 1, 2022, and PSU awards made after January 1, 2023
àWe Do have long-term incentives that are performance-based to create alignment with shareholders
àWe Do have long-term incentive plan performance metrics that reward management for scaling the business and creating profitable market share growth
àWe Do have robust stock ownership guidelines and a minimum of a 1-year deferred settlement requirement for shares earned under equity awards granted in 2023 and earlier
àWe Do have a mandatory clawback policy
àWe Do have our equity compensation subject to forfeiture and clawback if executive violates restrictive covenants
àWe Do have a market-aligned Executive Separation and Change in Control Plan
àWe Do have a Talent & Compensation Committee comprised entirely of independent directors
àWe Do have our Talent & Compensation Committee engage with an independent compensation consultant
àWe Do have our Talent & Compensation Committee regularly meet in executive session without management present

WHAT WE DON’T DO
àWe Don’t have guaranteed bonuses
àWe Don’t have supplemental pension or executive retirement plan (“SERP”) benefits
àWe Don’t allow repricing of underwater options or stock appreciation rights without shareholder approval
àWe Don’t allow hedging or pledging of company shares by our officers or directors
àWe Don’t allow transactions in company stock by our officers or directors without pre-clearance
àWe Don’t pay dividends on unvested PSUs and RSUs granted after January 1, 2021

54

Executive Compensation
Executive Transitions
During 2023 and early 2024, the Board effected several executive leadership changes, including:
•Following the termination of our prior Chief Executive Officer’s employment at the end of fiscal 2022, the Board appointed one of our directors, Scott P. Anderson, who had been serving as independent Chair of the Board, as Interim Chief Executive Officer, effective January 1, 2023, while the Board conducted an extensive search for a permanent successor Chief Executive Officer. Mr. Anderson resigned as Chair of the Board and from the Audit Committee and Governance Committee in connection with his service as Interim Chief Executive Officer but continued as a member of the Board. Mr. Anderson’s term as Interim Chief Executive Officer concluded on June 25, 2023. Following his term as Interim Chief Executive Officer, Mr. Anderson remained on the Board for the remainder of 2023. He continued to serve on the Capital Allocation and Planning Committee and was appointed to the Governance Committee effective July 1, 2023. As described in “Proposal 1: Election of Directors,” Mr. Anderson has decided not to seek re-election at the Annual Meeting.
•In June 2023, the Board appointed David P. Bozeman as our President and Chief Executive Officer and a member of the Board, effective June 26, 2023. In selecting Mr. Bozeman as Chief Executive Officer, the Board considered Mr. Bozeman’s 30 years of experience in industry-leading companies and iconic brands across supply chains, middle-mile transportation, manufacturing, digital, and customer service. The Board identified Mr. Bozeman as the right leader to advance the company’s vision by focusing on organizational opportunity and enhancing value for the company’s customers and shareholders.
•In December 2023, the company announced a transition in the role of Chief Financial Officer, pursuant to which Michael Zechmeister would depart the company when a successor Chief Financial Officer is appointed or no later than May 31, 2024.
•On January 30, 2024, Michael Castagnetto, the company’s Vice President of Customer Success, was appointed to serve as President of NAST, effective February 1, 2024. Mr. Castagnetto succeeded Mac Pinkerton, who served as a non-executive employee through February 29, 2024 in order to transition his responsibilities, at which time he departed the company.
Certain compensation arrangements related to these leadership changes are described in more detail below.
Compensation Arrangements Related to Executive Transitions
Fiscal 2023 Compensation Program and Offer Letter for Mr. Bozeman, Our New Chief Executive Officer
As described above, the Board appointed Mr. Bozeman as Chief Executive Officer effective June 26, 2023, following an extensive search process. The terms of Mr. Bozeman’s compensation for fiscal 2023 and other terms in his offer letter agreement reflect negotiations between the Talent & Compensation Committee and Mr. Bozeman, taking into consideration the Board’s desire to attract Mr. Bozeman to leave his prior employment to join our company, and to do so at a time when the company was in the midst of transforming the business during a slow freight cycle. There was a significant emphasis on equity in Mr. Bozeman’s compensation package which was intended to align his interests with those of shareholders and reward him for driving improvements during the transformation. The summary below describes the terms of Mr. Bozeman’s offer letter and factors considered by the Talent & Compensation Committee in designing the program.

2024 Proxy Statement	55

Executive Compensation

Compensation Element	Offer Letter Terms and Fiscal 2023 Amounts	Factors Considered

Base Salary	$1.0 million annually	Market competitive base salary at median of peers reflective of Mr. Bozeman’s experience

Annual Incentive Target	150% of base salary (for 2023, pro-rated for period of service) with the same performance measures as other NEOs	Incentive for Mr. Bozeman to lead the execution of the company’s strategy for the balance of fiscal 2023, aligned with the incentives for all other NEOs Target award amount at median of peers

Long-Term Incentives
$3.4 million (reflecting the pro-rated portion of what would have otherwise been a $6.5 million target annual equity award value), distributed 60% in PSUs and 40% in RSUs, with the PSUs having the same performance measures as for other NEOs
Market competitive long-term incentive awards designed to encourage long-term financial and stock price performance, bringing total target pay to the median of peers

Make Whole Awards: Sign-On Bonus and RSU Award
$5.0 million sign-on bonus, repayable if employment terminates prior to second anniversary for any reason other than involuntary termination without cause or his resignation for good reason
$12.0 million RSU award to replace equity forfeited from his former employer that vests as to 25% of the shares on each of the six month and one year anniversaries of the date of grant, 30% of the shares on the second anniversary of the date of grant, and 20% of the shares on the third anniversary of the date of grant
Additional cash bonus, primarily to address certain transition matters, such as Mr. Bozeman’s requirement to repay certain amounts to his prior employer. The RSU award is designed to replace equity forfeited from prior employer.

One-time PSU Award	$6.5 million PSU award that vests based on achievement of 10% compound annual growth in adjusted diluted earnings per share over a three year period (2024 – 2026) based on a $4.00 stipulated baseline	In order to drive business transformation, this PSU award is tied to meaningful performance objectives to incentivize strong financial performance

Severance	Participation in Executive Separation and Change in Control Plan, as described below, with certain modifications as described below under “CEO Offer Letter Agreement”	Terms designed to attract Mr. Bozeman from his then-current employment during the company’s transformation

Relocation	Participation in the company’s executive relocation policy, as well as reimbursement for transaction costs and make-whole payments associated with the sale of his prior homes	Designed to facilitate Mr. Bozeman’s relocation to the company’s headquarters as soon as practicable, which was completed during fiscal 2023, and Mr. Bozeman’s negotiation and execution of the offer letter agreement

Perquisites	Personal use of company aircraft up to $100,000 Annual executive physical paid for by the company	Limited personal aircraft use designed to maximize Mr. Bozeman’s focus on company matters Annual executive physical encouraged to facilitate Mr. Bozeman’s health and wellness

56

Executive Compensation
Compensation Arrangement for Mr. Anderson’s Service as Interim Chief Executive Officer
In his role as Interim Chief Executive Officer, Mr. Anderson received an annual base salary of $1.1 million, an annual target cash incentive of 155% of base salary (prorated for the portion of the year during which Mr. Anderson served as Interim Chief Executive Officer), and RSUs having a grant date value equal to $2.5 million, which were scheduled to vest on the first anniversary of the date of grant, provided that Mr. Anderson continued to provide service to the company as Interim Chief Executive Officer or as a director. The RSUs vested January 1, 2024 and will be settled in the form of company stock upon termination of his service on the Board.
Separation Arrangement with Mr. Zechmeister for Chief Financial Officer Transition
As described above, the company is searching for a new Chief Financial Officer to replace Mr. Zechmeister, who will remain with the company as Chief Financial Officer until his successor is appointed or no later than May 31, 2024 as part of the transition. Following his separation from the company, Mr. Zechmeister will receive severance benefits in accordance with the terms of the Executive Separation and Change in Control Plan described below as a result of the involuntary termination of his employment without cause. In addition, Mr. Zechmeister will be entitled to a prorated payout of his target annual cash incentive opportunity for fiscal 2024 (which will be the same as his target opportunity for 2023).
Retention Grants for Executive Officers
In February 2023, in consultation with its independent compensation consultant, the Talent & Compensation Committee granted an executive transition award to certain executive officers to retain our leadership team during the CEO transition.
In determining the award amounts, the Talent & Compensation Committee considered several factors including the competitive market for talent and the importance of continuity amongst our NEOs to drive the company’s strategic transformation over the next few years.
The following chart outlines the value and terms of the awards for our NEOs who received these retention grants:

NEO	Executive Transition Equity Award Value ($)	Vesting Terms of Equity Award
Michael P. Zechmeister(1)	800,000	100% vesting on the first anniversary of the grant date
Arun D. Rajan(2)	3,500,000	50% vesting on the 18-month anniversary of the grant date and the remaining 50% vesting on the three-year anniversary of the grant date
Angela K. Freeman(1)	3,000,000
Michael J. Short(1)	2,100,000
(1)RSUs were granted on 2/8/2023.
(2)RSUs were granted on 1/1/2023.

2024 Proxy Statement	57

Executive Compensation
2023 Elements of Compensation
Performance Evaluation and Compensation
The NEOs are all paid the same compensation elements. The determination of the NEOs’ 2023 base salary, annual cash incentive compensation, and equity compensation (both PSUs and RSUs) followed the practices explained above in “Compensation Philosophy and Structure” for executive compensation. Each member of this group is evaluated, and the NEOs’ compensation is based on several different factors, including, but not limited to, the following:
1.Title, role, scope of responsibility, and relative experience;
2.Tenure in their position;
3.Subjective evaluation of individual performance;
4.Financial performance of the company as a whole;
5.Financial performance of the portion of the business the NEO leads, where applicable; and
6.Benchmarking of market practices.
The Talent & Compensation Committee annually conducts an evaluation of the CEO’s performance. Based on this evaluation, the Talent & Compensation Committee determines the base salary, annual cash incentive compensation, and equity compensation of the CEO.

58

Executive Compensation
Evolution of our Compensation Program

Over the past number of years, C.H. Robinson has been on a journey to modernize our compensation programs to drive profitable growth throughout the transportation cycle and more closely align our programs with the external market and governance best practices. The chart below shows the company’s evolution and a look ahead to 2024.

2022 Changes
•Adopted formal peer group
•No longer pay dividends on unvested shares for grants in 2022 and forward
•Adopted double trigger vesting for time-based equity awards
•PSU performance measures changed to EPS and budgeted % AGP Growth
•Instituted formal Executive Severance and Change in Control Plan

2023 Changes
•Disclosed peer group in proxy statement and utilized peer group for executive compensation pay decisions
•Adopted double trigger vesting for performance-based equity awards
•Removed counting of vested stock options and unvested performance shares for stock ownership guidelines
•PSU performance measures changed to 3-year cumulative EPS, 3-year cumulative AGP, and 3-year average adjusted operating margin
•Annual incentive plan measures changed to blended volume growth, adjusted operating margin %, and MBOs/SBOs

2024 Changes
•Expansion of peer group to include three additional companies
•Removal of post-vesting hold period
•Removal of continued vesting of equity awards after voluntary resignations and involuntary terminations not for cause
•Implemented market-aligned retirement provision for executives after qualifying retirement
•PSU simplified to a single performance measure (3-year cumulative EPS)
•Utilization of 30-day average price for the period prior to grant date to determine numbers of shares for issuance

In 2023, we continued our ongoing compensation program evolution to better align with best practices and consider the incentive objectives of our cyclical business. The introduction of the peer group and policy changes described above considered feedback from our shareholders and were intended to foster competitive and fair practices for our shareholders. The design changes to our annual incentive plan and PSUs were intended to drive our key business objectives while considering the design and goal-setting needs within our cyclical business.
Changes made in 2024 continue to serve the objectives described above. The expansion of our peer group, removal of the one-year delayed settlement of equity awards, and updates to our post-employment vesting conditions were intended to maintain competitiveness among a changing competitive and regulatory landscape. We also simplified our PSU program to ensure a greater line of sight to and focus on EPS, which we believe will continue to support our business strategy and drive shareholder returns across market cycles and long-term secular changes.

2024 Proxy Statement	59

Executive Compensation
Mix of Executive Compensation
Our current CEO’s target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (72%). On average, our NEOs other than our CEO have an average of 63% of total compensation targeted to be paid in long-term, equity-based incentives. These figures are based on annual equity compensation awards only. This is consistent with our philosophy of strong linkage between pay and performance.

CEO 2023 Target Compensation(1)	Average Other NEO 2023 Target Compensation(2)

(1)CEO 2023 Target Compensation refers to annual compensation elements of Mr. Bozeman’s 2023 compensation, and excludes sign-on and one-time payments related to his appointment as CEO in 2023. See “Executive Transitions” above for additional information.
(2)The compensation for the other NEOs excludes special retention equity grants in connection with the CEO transition.
(3)Equity compensation includes 60% PSUs and 40% RSUs.
(4)Equity compensation includes 50% PSUs and 50% RSUs.

60

Executive Compensation
Components of Total Compensation
The elements of compensation are shown as a percentage of total compensation of the CEO and the NEOs other than the CEO. Our annual compensation components are as follows:

Element		Objective	Performance Measured/Rewarded

Base Salary
CEO(1)	NEO(2)	Attracts, retains, and rewards top talent and reflects each NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data.
Provides NEOs with fixed compensation that serves as a vehicle to attract and retain. Rewards executives for key performance and contributions. Generally, we target the 50th percentile of our defined market for talent.

Annual Cash Incentive
CEO(1)	NEO(2)	Motivates and rewards our executives for the achievement of financial performance and certain strategic goals for the company.
In 2023, the annual cash incentive had the following parameters:(3)
àEstablishment of wide goal posts for the financial measures with threshold payout at 25% and maximum payout at 200%.
àEstablishment of a payout range for MBOs/SBOs between 50% and 150%.

Performance Stock Units (PSUs)
CEO(1)	NEO(2)	Aligns the interests of management and shareholders.
àAccounts for 50% of NEOs’ equity grant value and 60% of our CEO’s equity grant value.
à33.33% of PSUs are tied to diluted EPS, which aligns to business strategy for long-term performance, across varying market cycles and longer-term secular changes.
à33.33% of PSUs are tied to AGP, which aligns to our commitment to our customers and rewards management for profitable growth.
à33.34% of PSUs are tied to adjusted operating margin income, which aligns to our commitment to our shareholders on profitable growth.
àAll measures under the PSU awards have a cumulative three-year performance period and a one-year delayed distribution of shares.(4)
àTo reward for driving high levels of performance, participants may earn up to two times the number of shares granted.

Restricted Stock Units (RSUs)
CEO(1)	NEO(2)	Aligns the interests of management and shareholders. Supports our desire to retain our critical talent to drive our long-term business transformation.	àAccounts for 50% of NEOs’ total equity grant value and 40% of our CEO’s total equity grant value. àRSUs have a vesting period of three years and a one-year delayed distribution of shares.(4)

(1)The CEO compensation elements are based on Mr. Bozeman's annualized compensation package excluding special grants and payments in connection with his appointment.
(2)The compensation elements for the other NEOs exclude special retention equity grants in connection with the CEO transition.
(3)The CEO Annual Cash Incentive Plan for 2023 for Mr. Bozeman was based on 100% financial goals.
(4)The CEO PSUs and RSUs do not have the same one-year delayed distribution of shares. As part of the evolution of our incentives, we are no longer deferring settlement for other NEOs in 2024.

2024 Proxy Statement	61

Executive Compensation
Performance Metrics and Goal Rigor

Annual Cash Incentive Compensation
NEO annual incentive compensation amounts are set as a percentage of base salary, to reflect the executive’s responsibilities, performance, and contribution to overall company goals. Below is a summary of the goals of the short-term incentive plan:
ENTERPRISE ADJUSTED OPERATING MARGIN
One of the measures used to determine the financial component of annual incentive compensation is adjusted operating margin. Adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by AGP. AGP is also a non-GAAP financial measure calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. See the reconciliation of AGP and adjusted operating margin to gross profit and operating margin, respectively, in the management’s discussion and analysis in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We believe adjusted operating margin is an appropriate measure for our annual cash incentive compensation because it rewards profitable growth, which is aligned with the interests of our shareholders.
ENTERPRISE VOLUME GROWTH
One of the measures used to determine the financial component of annual incentive compensation is enterprise volume growth. We believe enterprise volume growth is an appropriate measure for our annual cash incentive compensation because it rewards growth of the business, which is aligned with the interests of our shareholders. This measure is a blended volume measure across our four key modes: NAST truckload, NAST LTL, GF ocean, and GF air.
Each year, the Talent & Compensation Committee establishes target adjusted operating margin and volume growth for the enterprise at levels that are consistent with the company’s long-term expected results. Given the transactional nature of a significant portion of our business and our fluctuating adjusted gross profit margins due to market conditions, historically the company has found it difficult to forecast short-term performance. As such, we believe it is important to align targets more closely with our long-term growth goals, with some consideration given to shorter-term market trends and divisional business plans.
MANAGEMENT BUSINESS OBJECTIVES (MBOs)/STRATEGIC BUSINESS OBJECTIVES (SBOs)(1)
The Talent & Compensation Committee included MBOs/SBOs as part of our 2023 annual cash incentive compensation plan for each NEO, other than Mr. Bozeman, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy as well as our commitment to DEI. The MBOs/SBOs were designed to recognize the initiatives that help the company lower total operating expenses and focus on the long term success of the organization. The DEI MBO directly supports the company’s DEI goals and serves to hold leaders accountable for advancing the company’s DEI strategy.

(1)The 2024 Incentive Compensation Plan for the CEO will include MBOs/SBOs.

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Executive Compensation

PSUs
DILUTED EARNINGS PER SHARE (EPS)/ADJUSTED GROSS PROFIT (AGP)/ADJUSTED OPERATING MARGIN
Equity compensation is a critical part of how we incentivize and reward our leadership for enterprise performance. As our strategy in the organization evolves to meet the changing needs of our marketplace, we adopted a new equity plan, which included changes to align with that strategy. In designing the changes to our equity plan and awards, we had several key objectives: to support our business transformation and our strong, performance-oriented culture, to ensure we are market competitive in order to attract and retain top talent, to have high perceived value amongst participants, and, of course, to be aligned with our shareholders’ interests.
Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. The metrics we use in our plan reward management for scaling the business and creating profitable market share growth. More specifically, diluted EPS aligns to our business strategy for long-term performance, across varying market cycles and longer-term secular changes. AGP and adjusted operating margin aligns to our commitment to our customers and rewards management for profitable growth.

2023 Named Executive Officer Compensation
Base Salary
Annual base salary is designed to compensate our executive officers as part of a total compensation package necessary to attract, retain, and motivate high quality executives. Our 2023 base salaries, which took effect March 5, 2023, generally reflect the 50th percentile of our defined market for talent.
The Talent & Compensation Committee reviews base salaries annually and adjusts base salaries to reflect an NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data.

NEO	Title	2022 Base Salary ($)	2023 Base Salary ($)	% Change
David P. Bozeman(1)	President and Chief Executive Officer	N/A	1,000,000	N/A
Michael P. Zechmeister	Chief Financial Officer	740,000	740,000	—%
Arun D. Rajan	Chief Operating Officer	840,000	910,000	8%
Angela K. Freeman	Chief Human Resources and ESG Officer	575,000	575,000	—%
Michael J. Short	President of Global Forwarding	625,000	625,000	—%
Scott P. Anderson(2)	Former Interim Present and Chief Executive Officer	N/A	1,100,000	N/A
(1)Mr. Bozeman was appointed President and CEO effective June 26, 2023 and therefore received a pro-rated portion of the salary noted in the chart.
(2)Mr. Anderson served as Interim President and CEO from January 1, 2023 to June 25, 2023 and therefore received a pro-rated portion of the salary noted in the chart.

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Executive Compensation
Annual Cash Incentive Compensation
Introduction
The Talent & Compensation Committee approves an individualized incentive compensation plan for each NEO in the first quarter of the calendar year. The primary objectives of our annual cash incentive compensation are to motivate our people to grow our company profits, align pay with annual company performance, and motivate and incent the company’s executive leaders to achieve important goals aligned to their function or division MBOs (as described below in “MBOs/SBOs” in this Proxy Statement).
2023 Target Opportunities
The table below describes the structure of the 2023 annual cash incentive compensation plan.
Targets for NEOs 2023 Annual Cash Incentive Compensation Plan:

NEO	Target Incentive as % of Base Salary	$ Target Incentive ($)	% Tied to Enterprise Volume	% Tied to Enterprise Operating Margin	% Tied to MBO
David P. Bozeman(1)	150%	776,712	50%	50%	0%
Michael P. Zechmeister	100%	740,000	35%	35%	30%
Arun D. Rajan	120%	1,092,000	35%	35%	30%
Angela K. Freeman	75%	431,250	35%	35%	30%
Michael J. Short	85%	531,250	35%	35%	30%
Scott P. Anderson(1)	155%	822,137	35%	35%	30%
(1)The $ Target Incentive reported reflects the target award pro-rated for the period of time of employment during the year.

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Executive Compensation
2023 Performance Levels and Achievement
Financial Metrics
The threshold, target, and maximum levels of blended volume growth and adjusted operating income margin percentage were set with the following objectives:
•Establishment of wide goal posts for the financial measures with threshold payout at 25%, maximum payout at 200%, and any performance below threshold with payout at 0%;
•The target level of performance is based on budget;
•The relative difficulty of achieving each level is consistent from year to year;
•The target level is challenging, but achievable, and reflects planned company performance; and
•A threshold payment is made to reward partial achievement of the target, and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance.
For performance between threshold and target or target and maximum, the achievement percentage is determined by linear interpolation. For financial metrics, the payout levels range from 25% to 200% of target. For the MBO/SBO metrics, the payout levels range from 50% to 150% of target.
In 2023, the Talent & Compensation Committee established target adjusted operating margin and volume growth for the enterprise at levels that are consistent with the company’s long-term expected results. Given the transactional nature of a significant portion of our business and our fluctuating adjusted gross profit margins due to market conditions, historically the company has found it difficult to forecast short-term performance.
The Talent & Compensation Committee certified the following actual performance levels of the financial metrics as shown in the chart below, resulting in payouts of 4% of target based on below threshold performance against all metrics other than GF air transaction volume:
2023 NEO Annual Incentive Compensation Financial Metrics

	Threshold	Target	Maximum

NAST Truckload Volume

NAST LTL Volume

GF Ocean Volume

GF Air Transaction Volume

Enterprise Adjusted Operating Margin %

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Executive Compensation
MBOs/SBOs
The Talent & Compensation Committee included MBOs/SBOs as part of our fiscal 2023 annual cash incentive compensation plan for each NEO, other than Mr. Bozeman, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy as well as our commitment to DEI.

	Scott P. Anderson	Michael P. Zechmeister	Arun D. Rajan	Angela K. Freeman	Michael J. Short
	Former Interim President and CEO	Chief Financial Officer	Chief Operating Officer	Chief Human Resources and ESG Officer	President of Global Forwarding
MBO/SBO Achievement %:	103%	97%	98%	102%	100%

Objectives:
•Expense Reduction: Achieve enterprise expense reduction of $250 million in 2023 by delivering $2.15 billion or lower in total operating expense, excluding one-time restructuring charges.
•Enterprise Leadership: Leader’s contribution to overall enterprise success in 2023, including: contributions to streamlining the organization and the enterprise cost reduction goals; alignment with enterprise strategy, in actions and communications; engagement and collaboration with senior leadership team; driving team development and succession planning; active facilitation of CEO onboarding.
•DEI: Year over year team progress toward the company’s 2025 DEI goals, which include leadership representation, engagement, hiring, and retention. Demonstrated leadership contributions and action steps to support and advance the company’s strategy to become a more diverse and inclusive organization.

Performance against the MBOs/SBOs were evaluated after year end, with the CEO, Mr. Bozeman, making recommendations to the Talent & Compensation Committee on the achievement of each NEO’s MBOs/SBOs. The Talent & Compensation Committee then determined the level of achievement of the MBOs/SBOs to determine the level of payout for this component of the plan. The actual target incentive opportunity and payouts, including each NEO’s MBOs/SBOs, are described in more detail in the tables beginning on page 76.
2023 NEO Annual Cash Incentive Compensation
The table below sets forth the weighted impact of actual performance against the financial metrics and MBOs/SBOs in the calculation of each NEO’s percentage of target incentive achieved and the resulting payout.
Performance for NEOs 2023 Annual Cash Incentive Compensation Plan:

NEO	Achievement Tied to Enterprise Adjusted Operating Margin	Achievement Tied to Enterprise Volume	Achievement Tied to MBOs (weighted)	Total Incentive Achievement % of Target	$ Total Payout Amount ($)
David P. Bozeman	—%	4%	N/A	2%	13,741	(1)
Michael P. Zechmeister	—%	4%	97%	32%	223,772
Arun D. Rajan	—%	4%	98%	31%	335,653
Angela K. Freeman	—%	4%	102%	32%	136,876
Michael J. Short	—%	4%	100%	31%	165,954
Scott P. Anderson	—%	4%	103%	32%	264,222	(1)
(1)Payout also prorated based on time in role for 2023.

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Executive Compensation
Equity Compensation
Introduction
We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of long-term, overall company performance, and retaining them at C.H. Robinson. Equity compensation represents approximately 72% of our CEO’s total target compensation and approximately 63% of target compensation for other NEOs. Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy. Our shareholder-approved equity incentive plan is designed to give us flexibility to achieve these objectives.
Equity Mix and Vesting Terms

% of Target Compensation

CEO	Other NEOs

40% (CEO) or 50% (Other NEOs)	60% (CEO) or 50% (Other NEOs)

RESTRICTED STOCK UNITS (RSUs) àTime-based àThree-year ratable
PERFORMANCE STOCK UNITS (PSUs)
àPerformance-based
à33.33% of PSUs tied to three-year cumulative EPS growth
à33.33% of PSUs tied to three-year cumulative adjusted gross profit growth
à33.34% of PSUs tied to three-year average adjusted operating income margin percentage

In 2023, equity awards made to our NEOs consisted of PSUs and RSUs that vest over a three-year period. As outlined in the chart above, PSUs vest based on the cumulative three-year diluted EPS growth (weighted as 33.33%), cumulative three-year AGP growth (weighted as 33.33%), and the average three-year adjusted operating income margin percentage of the company (weighted as 33.34%). Settlement of PSUs and RSUs will be deferred for another year following the final vesting date for NEOs other than the CEO. As part of the evolution of our incentives, we are no longer deferring settlement for other NEOs in 2024.
Given the large percentage of their total compensation that is awarded in the form of equity and the long-term nature of the vesting and settlement, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests with those of our shareholders, and linking executive officer compensation to our long-term company growth strategy. We continue to monitor market trends and plan enhancements related to our equity award design and to modernize our compensation plans accordingly.

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Executive Compensation
PSUs
Overview
2023 PSU Grants: In 2023, we introduced PSUs with revised performance periods and a revised mix of performance metrics. PSUs granted in 2023 are eligible to vest based on the following performance measures, each with a payout ranging from 0% to 200% of target based on achievement against the performance measure:
•33.33% of the PSUs vest based on a three-year cumulative dilutive EPS achievement target.
•33.33% of the PSUs vest based on a three-year cumulative AGP achievement target.
•33.34% of the PSUs vest based on a three-year average adjusted operating margin percentage achievement target.
2022 and 2021 PSU Grants: PSUs granted in 2022 and 2021 are eligible to vest based on the following performance measures, each with a payout ranging from 0% to 200% of target based on achievement against the performance measure:
•75% of the PSUs vest based on an average three-year EPS growth target.
•25% of the PSUs vest based on an annual AGP achievement target, which may be achieved over three separate performance periods under the award.
For all our PSU awards, the fair value is established based on the market price of our common stock for the target number of shares on the date of the grant and is then discounted because employees have a one year deferred settlement following the completion of vesting. Dividend equivalents are accrued on the PSUs but are not paid until, and to the extent, the PSUs vest.
The performance vesting of PSU awards from 0% to 200% is based on threshold, target, and maximum levels of achievement. Our PSUs vest based on company performance over a three-year period of time. Any PSUs that are unvested at the end of the applicable vesting period are forfeited back to the company.
For all PSU awards made to NEOs in 2021, 2022, and 2023, we have a post-vest holding period whereby the standard settlement of all vested shares occurs on the earlier of one year after the three-year vesting period, or two years after termination of employment subject to the NEO’s compliance with a non-compete agreement and certain other arrangements in favor of C.H. Robinson.
PSUs for the 2021 – 2023 Performance Period
The EPS growth awards issued in 2021 measuring performance from 2021 through 2023 resulted in no payout based on achievement below threshold as set forth in the below chart.
2021 – 2023 COMPOUNDED EPS GROWTH PERFORMANCE LEVELS AND ACHIEVEMENT

	Threshold	Target	Maximum
EPS Growth

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Executive Compensation
Adjusted Gross Profit PSUs
The AGP awards issued in 2021 measuring performance from 2021 through 2023 did not vest and resulted in no payout based on achievement below threshold as set forth in the below chart.
2021 AND 2022 AGP PERFORMANCE LEVELS AND ACHIEVEMENT(1)

	Threshold	Target	Maximum
AGP
(1)2023 performance achievement applies to one-third of AGP granted in 2021 and 2022.
RSUs
RSUs granted in 2023 vest over a three-year period, or two years after termination of employment, subject to the NEO’s compliance with a non-compete agreement and certain other covenants in favor of C.H. Robinson. The 2023 RSUs also have a post-vesting holding period whereby the standard settlement of vested shares is delayed for one year. For grants of RSUs, the fair value is established on the grant date, based on the market price of our common stock on the date of the grant for the number of shares granted, and is discounted for post-vesting holding restrictions that restrict the awardees’ ability to sell or transfer vested awards for a specified period of time.

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Executive Compensation
Other Compensation
Broad-Based Employee Benefits
Our NEOs are eligible to participate in all the same benefit programs as other C.H. Robinson employees. These include:
EMPLOYEE 401(K) RETIREMENT PLAN
We believe that saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that is intended to meet the requirements of ERISA and be a qualified plan under the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 75% of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, in 2023, the company matched 100% of the first 6% of eligible compensation that employees contributed to the plan during the year.
EMPLOYEE STOCK PURCHASE PLAN
Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan with a 15% discount that is intended to meet the requirements of the Internal Revenue Code for preferential tax treatment.
EMPLOYEE HEALTH AND WELFARE BENEFITS
To support our goal to provide competitive compensation and benefits, the company sponsors many health and welfare benefit plans for our employees such as healthcare; an employee assistance program, which provides additional no-cost access to behavioral health benefits and counseling; and various voluntary benefits such as critical illness and accident insurance, short-term and long-term disability, life insurance, paid holidays, and other paid time off.
Perquisites (Executive Officer Benefits)
C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. We do not provide our executives and managers with any unique perquisites or compensation plans except in certain circumstances such as relocation benefits. Certain benefits were provided to our new CEO as part of his hire in June 2023 to address the specific circumstances around his joining our company, which are described above under “Executive Transitions.”
The Supplemental All Other Compensation table found on page 77 contains information about the benefits and perquisites for each of the NEOs, including the aggregate incremental cost of the perquisites.
Compensation Process
Role of Talent & Compensation Committee
The Talent & Compensation Committee is responsible for assisting the Board of Directors in:
1.Reviewing the performance of the Chief Executive Officer;
2.Determining all elements of the compensation and benefits for the Chief Executive Officer and other executive officers of the company;
3.Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
4.Reviewing the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of DEI and human capital management, including the alignment of such efforts with the company’s overall strategy;
5.Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
6.Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
7.Additionally, in 2023, as described above under “Executive Transitions,” the compensation for Mr. Bozeman, our new CEO, was determined by the Talent & Compensation Committee, with assistance from its independent compensation consultant, after reviewing market data and considering specific factors related to his hire, which terms were the subject of an arm’s length negotiation between the Talent & Compensation Committee and Mr. Bozeman. Please refer to that discussion for the specific factors that were considered in setting Mr. Bozeman’s compensation.
The Talent & Compensation Committee Report on executive compensation is found on page 75.

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Executive Compensation
Role of Management
Our management team partners very closely with the Talent & Compensation Committee and our independent compensation consultant to execute on our pay for performance strategy. The CEO assists the Talent & Compensation Committee in setting the strategic direction of our executive compensation programs, evaluates the performance of the NEOs (excluding himself), and makes recommendations to the Talent & Compensation Committee regarding their compensation in consultation with the Chief Human Resources and ESG Officer. Although it gives significant weight to the CEO’s recommendations, the Talent & Compensation Committee retains full discretion in making compensation decisions. The CEO is not present during the decisions on his pay. The CEO, the Chief Human Resources and ESG Officer, and the Chief Financial Officer also participate in developing and recommending performance criteria and measures for our NEOs under our annual and equity incentive plans for consideration by the Talent & Compensation Committee. No other executive officers participated in the compensation process for 2023. Our Human Resources team, under the management of the Chief Human Resources and ESG Officer, also supports the Talent & Compensation Committee in its work and implements executive compensation programs.
Role of Independent Compensation Consultant
During 2022, the Talent & Compensation Committee initially retained Semler Brossy to serve as the independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation programs. The Talent & Compensation Committee periodically meets with Semler Brossy to review our executive compensation programs and discuss compensation matters. For 2023, the Talent & Compensation Committee engaged Semler Brossy to perform the following functions:
•Assist the Talent & Compensation Committee in its review and selection of the peer group;
•Compare each element of the NEOs' target total direct compensation opportunity with the corresponding compensation elements for the comparator groups to assess competitiveness;
•Prepare presentations for the Talent & Compensation Committee on general market trends and practices in executive compensation;
•Prepare an analysis of pay and performance relative to the peer group and other comparator groups used by proxy advisory firms to support the Talent & Compensation Committee's goal of aligning our executive compensation program with shareholders' interests;
•Advise the Talent & Compensation Committee on the design of executive incentive programs and arrangements;
•Assist the Talent & Compensation Committee in determining the pay package and employment terms for Mr. Bozeman, our new CEO; and
•Support the Talent & Compensation Committee in its review of the CD&A.
The Talent & Compensation Committee reviews its relationship with its advisors annually. The process includes a review of the quality of services provided, the fee structure for the services, and the factors impacting its advisor’s independence under the rules of the Securities and Exchange Commission and the listing standards of Nasdaq. In both February 2023 and 2024, the Talent & Compensation Committee concluded that no conflict of interest existed that would prevent its advisor from independently advising the Talent & Compensation Committee.

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Executive Compensation
Peer Group and Benchmarking
The Talent & Compensation Committee considers many factors when setting compensation plans and awards, including company performance, NEOs’ responsibilities, officer performance, position tenure, experience, and survey information from independent experts.
In 2022, with assistance from its independent compensation consultant, the Talent & Compensation Committee approved the development of a compensation peer group for 2023 pay decisions. The peer group is intended to be used as one input when evaluating and determining pay levels and practices for our executives. Additionally, our independent compensation consultant utilizes third-party survey data where peer data is not available.
The Talent & Compensation Committee evaluates this peer group on an annual basis, and in 2023, with assistance from its independent compensation consultant, the Talent & Compensation Committee determined that adding the following three companies that were logistic-centric and aligned with the company’s focus on NAST would be appropriate: GXO Logistics, Inc., Schneider National, Inc., and RXO, Inc. For purposes of determining 2023 compensation, these three companies were not included as their addition took place after 2023 compensation decisions had been approved. However, they were included in determining 2024 compensation.
In determining the compensation peer group, the Talent & Compensation Committee considers companies that:
•Are of reasonably similar size based on revenue and market capitalization (companies between one-fourth and four times that of C.H. Robinson’s revenue and between one-third and three times that of C.H. Robinson’s market cap).
•Compete with C.H. Robinson for executive talent and/or have similar skill needs at the executive level.
•Operate in the transportation, logistics, or distribution industries.

PEER GROUP
CSX Corporation Expeditors Int’l of Washington, Inc. Fastenal Company FedEx Corporation GXO Logistics, Inc. Hub Group, Inc.	J.B. Hunt Transport Services Knight-Swift Transportation Landstar System, Inc. Norfolk Southern Corporation Old Dominion Freight Line, Inc.	Performance Food Group Ryder System, Inc. RXO, Inc. Schneider National, Inc. Uber Technologies, Inc. United National Foods, Inc.	United Parcel Services US Foods Holding Corp. W.W. Grainger, Inc.

C.H. Robinson positioning relative to compensation peer group(1)

25th percentile	50th percentile	75th percentile

(1)Amounts as of December 31, 2023.

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Executive Compensation
Additional Compensation Policies and Practices
Stock Ownership Guidelines
To ensure alignment with our shareholders, the Talent & Compensation Committee has established stock ownership guidelines for our executive officers. The Talent & Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the company’s success aligns our executive interests with that of our shareholders. Therefore, executive officers are expected to own a significant amount of C.H. Robinson stock. The Talent & Compensation Committee has established stock ownership guidelines for our executive officers based on all shares of company stock deemed owned by an executive officer, which includes stock held in the company 401(k) plan, vested PSUs, and RSUs. It also includes stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children. Equity ownership guidelines for executive officers are as follows:
àCEO: Six times base salary
àOther NEOs: Three times base salary
àOther direct reports to the CEO: Three times base salary
It is expected that new or recently promoted members of the executive team will achieve the appropriate level of ownership within five years of their appointment. All NEOs are in compliance with the company stock ownership requirements.
Clawback Policy
We revised our incentive compensation recovery policy in 2023 to reflect the final clawback policy rules adopted by the Securities and Exchange Commission and Nasdaq. Under the revised policy, in the event that the company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, we are required to reasonably and promptly seek recovery of any excess incentive-based compensation paid to our current and former executive officers, based on any misstated financial reporting measure, that was received during the three-year period preceding the date we are required to prepare the restatement.
Prohibition Against Pledging and Hedging
Our officers and directors are prohibited from pledging their company stock and from engaging in transactions in puts, calls, or other derivative securities or hedging their investments in company stock.
CEO Offer Letter Agreement
In connection with the hire of Mr. Bozeman as our new CEO in June 2023, the company and Mr. Bozeman entered into an employment offer letter providing for the following annual compensation for Mr. Bozeman: (i) annual base salary of $1.0 million, (ii) target annual cash incentive of 150% of base salary (with the payout prorated for the portion of the year during which Mr. Bozeman served as CEO), and (iii) long-term equity incentive awards valued at $6.5 million (which grants for 2023 were prorated for the portion of the year during which Mr. Bozeman served as CEO), 60% of which were issued in the form of PSUs and 40% in the form of RSUs, each with the same performance measures and vesting dates as comparable awards made to the company’s other executive officers for fiscal 2023. In addition, Mr. Bozeman received (i) a signing bonus of $5.0 million that is repayable if his employment terminates prior to the second anniversary of the commencement of his employment for any reason other than involuntary termination without cause or his resignation for good reason, a majority of which was used to repay certain relocation reimbursements to his current employer, (ii) a one-time PSU award valued at $6.5 million that vests based on achievement of 10% compound annual growth in adjusted diluted EPS over a three year period and (iii) a make-whole RSU award to replace equity forfeited from his current employer valued at $12.0 million that vests as to 25% of the shares on each of the six month and one year anniversaries of the date of grant, 30% of the shares on the second anniversary of the date of grant, and 20% of the shares on the third anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions. Grant date fair values for these equity grants to Mr. Bozeman were based on the average closing price of a share of the common stock during the 30-day period ending on the trading date before Mr. Bozeman’s first day of employment.

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Executive Compensation
Mr. Bozeman’s employment offer letter agreement also provides that he will participate in the Executive Separation and Change in Control Plan described below, provided that (i) he will also be eligible for the severance benefits provided under the plan in the event of an involuntary termination without cause (as defined in his offer letter agreement) and in the event that he voluntarily resigns for good reason (as defined in his offer letter agreement), (ii) in the event of a termination not involving a change in control he will be entitled to the same severance benefits provided by the change in control termination guidelines (provided that the base pay will be paid in installments instead of a lump sum and that vesting of his equity awards will be as set forth in the award agreements), and (iii) his change in control protection period will include any qualifying termination occurring three months before a change in control. His letter agreement also sets forth individually negotiated definitions of “cause” and “good reason” that apply for purposes of his severance benefits and equity awards, as set forth below. Mr. Bozeman is entitled to certain relocation benefits, housing and transportation benefits (up to a maximum of $100,000 annually), up to $100,000 of personal use of the company’s aircraft, and an annual executive physical paid for by the company.
As defined in the offer letter agreement, “cause” means (i) embezzlement or misappropriation of company funds or property; (ii) failure to comply, as determined by the company, with any applicable confidentiality, non-competition, or data security agreement or obligation; or (iii) failure to comply, as determined by the company, with his letter agreement or any applicable employee agreement or other agreement containing post-employment restrictions, and “good reason” means (i) a material diminution in authority, duties, or responsibilities; (ii) a material reduction in base salary or other material adverse change in the amount of total target compensation (other than a reduction or change applied generally to all salaried employees of the company); or (iii) a material breach by the company of the letter agreement, including without limitation the company requiring a change in work location(s) inconsistent with the letter agreement, provided that Mr. Bozeman first provides written notice to the company of the occurrence of any conditions under this good reason definition within 90 calendar days of occurrence and the condition is not fully remedied by the company within 30 calendar days after such notice.
Employment Agreements with NEOs
C.H. Robinson uses employment agreements to protect against former employees soliciting our employees, customers, and service providers. All employees sign agreements acknowledging their understanding of company policies and committing to certain confidentiality obligations. Certain employees, including all NEOs, sign an employment agreement that includes more restrictive confidentiality and non-solicitation covenants. These agreements do not commit to post-termination compensation.
Executive Separation and Change in Control Plan
The company adopted an executive separation and change in control plan (the “Severance Plan”) in July 2022. Severance Plan benefits may be payable in connection with a termination without cause which involves a layoff or position elimination, termination due to restructuring, or other circumstances determined by the Talent & Compensation Committee, or a resignation by an executive for good reason. Additional severance benefits may be provided in the case of a termination within 24 months after a change in control. The Severance Plan provides benefits in addition to the continued vesting provision listed above in the Equity Plan Acceleration and Post Employment Vesting section. Severance benefits include 24 months of continued base pay and 24 months of COBRA premiums for the CEO and 18 months of continued base pay and 18 months of COBRA premiums for executive officers. Termination in connection with change in control benefits for the CEO include 30 months of base pay, 30 months of COBRA premiums, two and a half times annual target bonus paid in a lump sum, and full vesting of equity awards. Change in control severance benefits for executive officers include 24 months of base pay, 24 months of COBRA premiums, two times annual target bonus paid in a lump sum, and full vesting of equity awards.
Equity Plan Acceleration and Post-Employment Vesting
Our equity award agreements with our NEOs for grants made in 2023 include provisions accelerating vesting in certain circumstances. RSUs are vested in full if a change in control occurs and awards are not assumed, although for awards granted prior to May 5, 2022,(1) the Board has discretion to fully vest RSUs even if they are assumed. RSUs will also be fully vested if they are assumed and an NEO is terminated without cause within 12 months after the change in control. In the case of a change in control, PSU grants made in 2023 will be considered earned at the greater of the number of PSUs that would be earned as if the date of the change in control were the end of the performance period, or target level and convert to time-based vesting for the remainder of the original performance period. This treatment for equity awards has been adopted primarily because it is seen to effectively create incentives for our executive team to obtain the highest value possible should we be acquired in the future. It also serves as a powerful retention device during the uncertain times preceding a change in control transaction, and provides employees the same opportunity as shareholders to participate in the change in control event.

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Executive Compensation
(1)In the case of equity awards granted prior to May 5, 2022, if a change in control of our company occurs, the Talent & Compensation Committee may take such actions with respect to outstanding equity awards as it deems appropriate under the circumstances, which may include (i) providing for the continuation, assumption, or replacement of outstanding awards by the surviving or successor entity; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change in control; (iii) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of an NEO’s employment; or (iv) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control.
The Talent & Compensation Committee may specify the action to be taken in an award agreement or take the action prior to or coincident with the change in control and is not required to treat all awards or all NEOs similarly.
All types of awards will become fully vested if employment ends due to death or disability. Post-employment vesting for reasons other than death, disability, and change in control is tied to non-compete agreements and provides protections to the company and our relationships with our employees, customers, and service providers. PSUs will vest on a prorated basis depending on the service provided during the performance period (except that if service is terminated in the first year, no more than two-thirds of the award may vest), if the NEO complies with the non-compete agreement and certain other agreements in favor of the company, for up to two years of continued post-employment vesting.
Mr. Bozeman’s special sign-on equity awards provide for similar change in control and termination of employment treatment, except that the awards will continue to vest only in the case of a termination without cause or due to good reason.
Section 162(m) Disclosure
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”.
Despite the limits on the deductibility of compensation, the Talent & Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the company’s performance and that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to us.
Talent & Compensation Committee Report
The Talent & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Talent & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Talent & Compensation Committee Charter is posted under the Governance section of the Investors page of our website at investor.chrobinson.com.
Mary J. Steele Guilfoile, Chair
Kermit R. Crawford
Timothy C. Gokey
Jodee A. Kozlak
Henry W. “Jay” Winship
The Members of the Talent & Compensation Committee of the Board of Directors

2024 Proxy Statement	75

Executive Compensation
Executive Compensation Tables
Summary Compensation Table

Name of Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)			Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David P. Bozeman President and Chief Executive Officer	2023	500,000	(4)	5,000,000	(5)	21,512,222	13,741	940,690	27,966,653

Michael P. Zechmeister Chief Financial Officer	2023	740,000		—		2,720,422	233,772	24,161	3,718,355
	2022	737,115		—		1,544,010	993,134	18,300	3,292,559
	2021	722,404		—		1,521,488	1,106,169	17,400	3,367,461

Arun D. Rajan Chief Operating Officer	2023	908,654		—		7,229,857	335,653	23,772	8,497,936
	2022	832,308		—		2,265,705	1,334,684	49,308	4,482,005
	2021	261,539	(6)	—		4,129,752	462,027	52,773	4,906,090

Angela K. Freeman Chief Human Resources and ESG Officer	2023	575,000		—		4,369,441	136,876	23,720	5,105,037

Michael J. Short President of Global Forwarding	2023	625,000		—		3,978,490	165,954	22,752	4,792,196
	2022	610,577		—		1,368,268	847,235	18,300	2,844,380
	2021	548,269		—		1,040,865	796,400	17,400	2,402,934

Scott P. Anderson Former Interim President and Chief Executive Officer	2023	528,846	(7)	—		1,988,623	264,222	14,839	2,796,530

(1)Amounts shown in this column represent RSU and PSU awards made in 2021, 2022, and 2023 set forth below and described in the CD&A above:

Stock Awards	Mr. Bozeman($)	Mr. Zechmeister($)	Mr. Rajan($)	Ms. Freeman($)	Mr. Short($)	Mr. Anderson($)
Annual RSUs	1,324,530	865,079	1,730,157	627,115	865,079	—
Annual PSUs with respect to 2023 grants(a)	1,986,749	892,935	1,783,104	646,893	892,935	—
Annual PSUs with respect to 2021 and 2022 grants(b)	—	165,962	232,587	110,304	130,577	—
Retention RSUs	—	796,446	3,484,009	2,985,129	2,089,899	—
CEO Make-Whole RSU	11,806,030	—	—	—	—	—
CEO One-Time PSU(c)	6,394,913	—	—	—	—	—
Interim CEO Service RSU	—	—	—	—	—	1,988,623
Total	21,512,222	2,720,422	7,229,857	4,369,441	3,978,490	1,988,623
Assumptions used in the calculation of the amounts reported in this column are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The values of annual PSU awards are reported assuming they are earned at target; however; if they were assumed to vest at maximum, the grant date fair value would have been:
(a)For the PSUs granted in 2023: Mr. Bozeman - $3,973,498, Mr. Zechmeister - $1,785,870, Mr. Rajan - $3,566,208, Ms. Freeman - $1,293,786 and Mr. Short - $1,785,870.
(b)For the PSUs granted in 2021 and 2022 for which performance metrics were set in 2023: Mr. Zechmeister - $331,924, Mr. Rajan - $465,174, Ms. Freeman - $220,608 and Mr. Short - $261,154.
(c) For Mr. Bozeman’s one-time PSU, the grant date fair value is reported at the target number of shares and there is no opportunity to earn in excess of that number.

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(2)Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year.
(3)All other compensation for our NEOs is summarized in the Supplemental All Other Compensation table.
(4)Mr. Bozeman’s salary reported for 2023 is for a partial year; Mr. Bozeman was appointed President and CEO of the company effective June 26, 2023.
(5)Mr. Bozeman received an additional cash bonus, primarily to address certain transition matters, such as Mr. Bozeman’s requirement to repay certain amounts to his previous employer. This cash bonus is repayable if employment is terminated prior to the second anniversary for any reason other than involuntary termination without cause or his resignation for good reason.
(6)Mr. Rajan’s salary reported for 2021 is for a partial year; Mr. Rajan joined the company as Chief Product Officer on September 1, 2021.
(7)Mr. Anderson served as Interim Chief Executive Officer between January 1, 2023 and June 25, 2023 and did not receive any compensation as a director during this period. Effective June 26, 2023, Mr. Anderson remained a board member and was appointed as a member of the Governance Committee effective July 1, 2023. His compensation as a director is set forth in the 2023 Director Compensation table.
Supplemental All Other Compensation Table

Name of Executive Officer	Year	Perks and Personal Benefits ($)		Tax Reimbursements ($)		Registrant Contributions to Defined Contributions ($)(1)	Other ($)(2)	Total ($)
David P. Bozeman	2023	641,041	(3)	278,212	(4)	19,800	1,637	940,690
Michael P. Zechmeister	2023	—		—		19,800	4,361	24,161
Arun D. Rajan	2023	—		—		19,800	3,972	23,772
Angela K. Freeman	2023	—		—		19,800	3,920	23,720
Michael J. Short	2023	—		—		19,800	2,952	22,752
Scott P. Anderson	2023	—		—		13,200	1,639	14,839
(1)Represents matching contributions under the company’s qualified 401(k) plan.
(2)Represents life insurance premiums, expense reimbursement, and miscellaneous other compensation items.
(3)Represents the value of relocation expenses reimbursed by the company.
(4)Represents reimbursement of taxes paid by Mr. Bozeman on relocation expense reimbursement.

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Executive Compensation
Grants of Plan-Based Awards in 2023

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)		Maximum ($)		Threshold	Target	Maximum

David P. Bozeman	6/26/2023	—	—		—		—	69,442	—	(3)	—		6,394,914
	6/26/2023	—	—		—		1,798	7,192	14,384	(4)	—		662,311
	6/26/2023	—	—		—		1,798	7,191	14,382	(5)	—		662,219
	6/26/2023	—	—		—		1,798	7,191	14,382	(6)	—		662,219
	6/26/2023	—	—		—		—	—	—		128,201	(7)	11,806,030
	6/26/2023	—	—		—		—	—	—		14,383	(8)	1,324,530
		—	776,712	(2)	1,553,424	(2)	—	—	—		—		—

Michael P. Zechmeister	2/8/2023	—	—		—		229	914	1,828	(9)	—		84,225
	2/8/2023	—	—		—		222	887	1,774	(10)	—		81,737
	2/8/2023	—	—		—		808	3,230	6,460	(4)	—		297,645
	2/8/2023	—	—		—		808	3,230	6,460	(5)	—		297,645
	2/8/2023	—	—		—		808	3,230	6,460	(6)	—		297,645
	2/8/2023	—	—		—		—	—	—		7,740	(11)	796,446
	2/8/2023	—	—		—		—	—	—		9,670	(8)	865,079
		—	740,000		1,480,000		—	—	—		—		—

Arun D. Rajan	2/8/2023	—	—		—		304	1,217	2,434	(9)	—		112,147
	2/8/2023	—	—		—		327	1,307	2,614	(10)	—		120,440
	2/8/2023	—	—		—		1,613	6,450	12,900	(4)	—		594,368
	2/8/2023	—	—		—		1,613	6,450	12,900	(5)	—		594,368
	2/8/2023	—	—		—		1,613	6,450	12,900	(6)	—		594,368
	1/1/2023	—	—		—		—	—	—		38,227	(11)	3,484,009
	2/8/2023	—	—		—		—	—	—		19,340	(8)	1,730,156
		—	1,092,000		2,184,000		—	—	—		—		—

Angela K. Freeman	2/8/2023	—	—		—		148	590	1,180	(9)	—		54,369
	2/8/2023	—	—		—		152	607	1,214	(10)	—		55,935
	2/8/2023	—	—		—		585	2,340	4,680	(4)	—		215,631
	2/8/2023	—	—		—		585	2,340	4,680	(5)	—		215,631
	2/8/2023	—	—		—		585	2,340	4,680	(6)	—		215,631
	2/8/2023	—	—		—		—	—	—		29,010	(11)	2,985,129
	2/8/2023	—	—		—		—	—	—		7,010	(8)	627,115
		—	431,250		862,500		—	—	—		—		—

Michael J. Short	2/8/2023	—	—		—		156	624	1,248	(9)	—		57,502
	2/8/2023	—	—		—		198	793	1,586	(10)	—		73,075
	2/8/2023	—	—		—		808	3,230	6,460	(4)	—		297,645
	2/8/2023	—	—		—		808	3,230	6,460	(5)	—		297,645
	2/8/2023	—	—		—		808	3,230	6,460	(6)	—		297,645
	2/8/2023	—	—		—		—	—	—		20,310	(11)	2,089,899
	2/8/2023	—	—		—		—	—	—		9,670	(8)	865,079
		—	531,250		1,062,500		—	—	—		—		—

Scott P. Anderson	1/1/2023	—	—		—		—	—	—		27,305	(12)	1,988,623
		—	822,137	(1)	1,644,274	(1)	—	—	—		—

(1)The amounts in this column represent the grant date fair value for the respective awards at target. The vested performance-based RSUs and time based RSUs earn dividends at the same rate as common stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each NEO through the company’s payroll system.

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(2)Under the terms of the award and as further explained in the Annual Cash Incentive Compensation section of 2023 Named Executive Officer Compensation, beginning on page 63, the amount earned by each NEO was based on the enterprise blended volume growth and adjusted operating income margin %, along with MBO/SBO achievement for 2023 and was paid to the NEO in early 2024. The values noted in the table represent the pro-rated opportunity for the period of time of employment during the year.
(3)Represents the number of PSUs granted to Mr. Bozeman upon his appointment as our President and Chief Executive Officer. These PSUs vest as to one-third of the total shares based on achievement of 10% compound annual growth in adjusted diluted EPS in each year from 2024 to 2026, with the opportunity to earn any PSUs not vested in any year in a subsequent year during the performance period.
(4)Represents the number of PSUs granted during the reported year to the NEO. These PSUs are available to vest over three calendar years beginning in 2023, based on the company’s average annual adjusted operating margin percentage growth. Any shares unvested after the vesting period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment with the exception of Mr. Bozeman’s PSUs. Mr. Bozeman’s PSUs will settle within 60 days after the vesting date.
(5)Represents the number of PSUs granted during the reported year to the NEO. These PSUs are available to vest over three calendar years beginning in 2023, based on the company’s cumulative AGP growth. Any shares unvested after the vesting period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment with the exception of Mr. Bozeman’s PSUs. Mr. Bozeman’s PSUs will settle within 60 days after the vesting date.
(6)Represents the number of PSUs granted during the reported year to the NEO. These PSUs are available to vest over three calendar years beginning in 2023, based on the company’s cumulative diluted EPS growth. Any shares unvested after the vesting period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment with the exception of Mr. Bozeman’s PSUs. Mr. Bozeman’s PSUs will settle within 60 days after the vesting date.
(7)Represents the number of RSUs granted to Mr. Bozeman upon his appointment as our President and Chief Executive Officer. These RSUs replace equity forfeited by Mr. Bozeman from his former employer. The RSUs vest as to 25% of the shares on each of the six month and one year anniversaries of the date of grant, 30% of the RSUs vest on the second anniversary of the date of grant, and 20% of the RSUs vest on the third anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions. The number of units subject to the equity award was determined by dividing the value of the grant by the average closing price of a share of the company’s common stock during the 30-day period ending on the trading date before June 26, 2023 and rounding down to the nearest whole number.
(8)Represents the number of time based RSUs granted during the reported year to the NEO. These RSUs vest ratably over three calendar years beginning in 2023. The standard settlement of all vested RSUs granted in 2023 or earlier occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(9)Represents one-third of the total number of PSUs granted during the reported year to the NEO. Due to separate one-year performance periods with annual performance targets set at the start of each performance period, each one-third of the grant is reported as granted when such performance target is set. The grant of the first two-thirds of the award was disclosed when reporting 2021 and 2022 compensation. The grant date fair value is determined when the annual performance targets are set during the following February. These PSUs are available to vest over three calendar years beginning in 2021, based on the company’s annual AGP growth. Any PSUs unvested after the performance period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(10)Represents one-third of the total number of PSUs granted during the reported year to the NEO. The first one-third was disclosed when reporting 2022 compensation. The remaining one-third will be disclosed when reporting 2024 compensation. The grant date fair value is determined when the annual performance targets are set during the following February. These PSUs are available to vest over three calendar years beginning in 2022, based on the company’s annual AGP growth. Any shares unvested after the performance period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(11)Represents the number of RSUs granted to the NEO during the period of transition following the departure of its former President and Chief Executive Officer. The RSUs granted to Mr. Zechmeister vest as to 100% of the shares on the first anniversary of the grant date. The RSUs granted to Mr. Rajan, Ms. Freeman, and Mr. Short vest as to 50% on the 18 month anniversary of the date of grant and the remaining 50% on the three-year anniversary of the date of grant.
(12)Represents the number of RSUs granted to Mr. Anderson upon his appointment as our Interim Chief Executive Officer. The RSUs vested as to 100% of the shares on the one year anniversary of the grant date contingent upon Mr. Anderson remaining either the Interim Chief Executive Officer or a director of the company.

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Executive Compensation
Outstanding Equity Awards at Fiscal Year-End 2023

	Option Awards						Stock Awards
Name of Executive Officer	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
David P. Bozeman							128,201	(1)	11,075,284
							69,442	(2)	5,999,094
							31,163	(3)	2,692,172
Michael P. Zechmeister	41,960	(4)	0	(4)	82.05	9/3/2029				7,980	(6)	689,392
	44,016	(4)	11,004	(4)	72.74	2/5/2030				886	(7)	76,542
										3,544	(8)	306,166
										6,447	(9)	556,956
										3,230	(10)	279,040
										3,230	(10)	279,040
										3,230	(10)	279,040
							7,740	(5)	668,659
Arun D. Rajan							38,227	(11)	3,302,431	11,750	(6)	1,015,083
										1,306	(7)	112,825
										5,224	(8)	451,301
										12,893	(9)	1,113,826
										6,450	(10)	557,216
										6,450	(10)	557,216
										6,450	(10)	557,216
Angela K. Freeman	10,572	(12)	0	(12)	87.15	12/6/2027				5,460	(6)	471,689
	20,220	(12)	0	(12)	88.87	12/5/2028				606	(7)	52,352
	12,728	(13)	6,364	(13)	72.74	2/5/2030				2,426	(8)	209,582
										4,673	(9)	403,700
										2,340	(10)	202,153
										2,340	(10)	202,153
										2,340	(10)	202,153
							29,010	(14)	2,506,174
Michael J. Short	4,044	(12)	0	(12)	88.87	12/5/2028				7,140	(6)	616,825
	6,364	(13)	6,364	(13)	72.74	2/5/2030				794	(7)	68,594
										3,174	(8)	274,202
										6,447	(9)	556,956
										3,230	(10)	279,040
										3,230	(10)	279,040
										3,230	(10)	279,040
							20,310	(14)	1,754,581
Scott P. Anderson							27,305	(15)	2,358,879
(1)Upon Mr. Bozeman’s appointment to Chief Executive Officer in June 2023, C.H. Robinson awarded him a make-whole RSU award to replace equity forfeited from his previous employer valued at $12 million. The stock award vests as to 25% of the shares on each of the six month and one year anniversaries of the date of grant, 30% of the shares on the second anniversary of the date of grant, and 20% of the shares on the third anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions. The number of units subject to the equity award was determined by dividing the value of the grant by the average closing price of a share of the company’s common stock during the 30-day period ending on the trading date before June 26, 2023 and rounding down to the nearest whole number.

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(2)Upon Mr. Bozeman’s appointment to Chief Executive Officer in June 2023, C.H. Robinson awarded him a one-time PSU award valued at $6.5 million that vests based on achievement of 10% compound annual growth in adjusted diluted EPS over a three-year period. The number of units subject to the equity award was determined by dividing the value of the grant by the average closing price of a share of the company’s common stock during the 30-day period ending on the trading date before June 26, 2023 and rounding down to the nearest whole number.
(3)Upon Mr. Bozeman’s appointment to Chief Executive Officer in June 2023, his annual compensation included long-term equity incentive awards valued at $6.5 million (which for 2023 was prorated for the portion of the year during which Mr. Bozeman served as CEO), 60% of which were issued in the form of PSUs and 40% in the form of RSUs, each with the same performance measures and vesting dates as comparable awards made to the company’s other executive officers for fiscal 2023 as part of the equity incentive plan. The awards are based on the company’s cumulative three-year diluted EPS growth, cumulative three-year annual AGP growth, and three-year average annual adjusted operating margin. Refer to the documentation below on the 2023 performance-based RSUs given to executive officers in conjunction with the equity incentive plan.
(4)Represents the number of time-based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the year of grant. Once vested, they are exercisable for a period of 10 years from the date of grant under the option award agreement.
(5)Mr. Zechmeister was awarded a special time-based RSU award on February 8, 2023. This award vested and settled on February 8, 2024. The fair value was established based on the market price of our common stock on the date of grant.
(6)The 2022 performance-based RSUs are available to vest over three calendar years beginning in 2022, based on the company’s cumulative three-year diluted EPS growth. Any shares unvested after the performance period are forfeited back to the company. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(7)The 2022 performance-based RSUs are available to vest over three calendar years beginning in 2022, based on the company’s annual AGP growth. Any shares unvested after the performance period are forfeited back to the company. The actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021 and 2022. The standard settlement of all vested PSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(8)The 2022 time-based RSUs vest ratably over three calendar years beginning in 2022. The standard settlement of all vested RSUs occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(9)The 2023 RSUs vest ratably over three calendar years beginning in 2023. Shares of the company’s common stock will be delivered upon the earlier of one year after termination of employment or February 15, 2027, or the next available trading day if this date falls on the weekend or holiday.
(10)The 2023 performance-based RSUs are available to vest over three calendar years beginning in 2023, based on the company’s cumulative three-year diluted EPS growth, cumulative three-year AGP growth, and three-year average annual adjusted operating margin. Any shares unvested after the performance period are forfeited back to the company. The standard settlement of all vested PSUs occurs upon the earlier of two years after termination of employment or February 15, 2027, or the next available trading day if this date falls on the weekend or holiday.
(11)Mr. Rajan was awarded a special time-based RSU award on January 1, 2023. This award vests with 50% of the shares on July 1, 2024, and the remaining 50% will vest on January 1, 2026, with no delayed settlement, contingent on Mr. Rajan’s continued service. The fair value was established based on the market price of our common stock on the date of grant.
(12) Represents the number of time-based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the calendar year after the year of grant. Once vested, they are exercisable for a period of 10 years from the date of grant under the option award agreement.
(13)Represents the number of time-based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the year of grant. Once vested, they are exercisable for a period of 10 years from the date of grant under the option award agreement.
(14)Ms. Freeman and Mr. Short were awarded a special time-based RSU award on February 8, 2023. This award vests over a three year period at 18-month increments beginning on August 8, 2024, when 50% of the award will vest and ends on February 8, 2026, when the remaining 50% of the award will vest. Settlement will occur at each vesting date. The fair value was established based on the market price of our common stock on the date of grant.
(15)Upon Mr. Anderson’s appointment to Interim Chief Executive Officer in January 2023, C.H. Robinson awarded him a special time-based RSU award. This award fully vested on January 1, 2024, with settlement within 30 days after Mr. Anderson ceases service with the company in all capacities as a service provider. The fair value was established based on the market price of our common stock on the date of grant.

2024 Proxy Statement	81

Executive Compensation
Option Exercises and Stock Vested During 2023

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. Bozeman	0	0	4,794	414,154	(1)
Michael P. Zechmeister	0	0	10,410	899,320	(1)
Arun D. Rajan	0	0	23,994	2,087,463	(2)
Angela K. Freeman	0	0	7,115	614,665	(1)
Michael J. Short	16,046	364,051	8,890	768,007	(1)
Scott P. Anderson	0	0	0	0
(1)Value realized on vesting is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(2)$1,428,372 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. $659,091 was not deferred.
Nonqualified Deferred Compensation(1)

Name of Executive Officer	Executive Contributions in 2023 ($)	Registrant Contributions in 2023 ($)(2)	Aggregate Earnings (Loss) in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023 ($)(2)
David P. Bozeman	—	—	—	—	—
Michael P. Zechmeister	—	899,262	(198,403)	—	4,215,573
Arun D. Rajan	—	1,428,315	(115,900)	—	3,366,014
Angela K. Freeman	—	614,578	(176,924)	(424,604)	4,478,890
Michael J. Short	—	767,949	(124,448)	(522,646)	3,964,178
Scott P. Anderson	—	—	—	—	—
(1)All awards referred to in this table are in the form of vested performance-based restricted shares, vested PSUs, and vested RSUs.
(2)All values in this column are based on the closing market price of the company stock as of December 31, 2023.

82

Executive Compensation
Potential Payments Upon Termination or Change in Control
See the description of our Executive Separation and Change in Control Plan on page 74 for further information related to potential severance payments and equity acceleration described in the table below.
The following table lists the potential value of severance and bonus payments, and accelerated vesting of unvested PSU and performance-based restricted share awards and time-based stock option awards upon a change in control, or a termination of employment without cause or good reason, or in the case of change in control, death, or disability of our NEOs. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50% of the common stock of the company, (ii) the completion of a merger or consolidation or sale of all or substantially all of the company’s assets where the company’s directors and shareholders prior to the transaction do not comprise at least 60% of the board of the surviving entity and 60% of its shareholder base, respectively, or (iii) a majority of the Board of Directors are no longer “continuing directors”. The amounts listed are calculated based on the assumption that the NEOs’ employment was terminated or that a change in control occurred on December 31, 2023, the last day of our reporting year. C.H. Robinson does not gross up payments to executive officers due to a change in control.

Name of Executive Officer	Benefits and Payments Upon Termination	Death or Disability ($)(1)	Termination Without Cause or For Good Reason in Connection with CIC ($)(2)	Termination Without Cause or For Good Reason Not in Connection with CIC ($)(3)
David P. Bozeman	Vesting of stock options	—	—	—
	Vesting of restricted shares and units	19,766,550	19,766,550	2,692,172
	Severance	—	2,500,000	2,000,000
	Annual target bonus	—	3,750,000	—
Michael P. Zechmeister	Vesting of stock options	150,205	150,205	150,205
	Vesting of restricted shares and units	3,134,834	3,134,834	2,466,175
	Severance	—	1,480,000	1,110,000
	Annual target bonus	—	1,480,000	—
Arun D. Rajan	Vesting of stock options	—	—	—
	Vesting of restricted shares and units	7,667,113	7,667,113	4,364,682
	Severance	—	1,820,000	1,365,000
	Annual target bonus	—	2,184,000	—
Angela K. Freeman	Vesting of stock options	86,869	86,869	86,869
	Vesting of restricted shares and units	4,249,956	4,249,956	1,743,782
	Severance	—	1,150,000	862,500
	Annual target bonus	—	862,500	—
Michael J. Short	Vesting of stock options	86,869	86,869	86,869
	Vesting of restricted shares and units	4,108,276	4,108,276	2,353,696
	Severance	—	1,250,000	937,500
	Annual target bonus	—	1,062,500	—
(1)PSUs vest at target for death/disability.
(2)PSUs vest at greater of actual or target upon a change in control. In the event of a change in control, the NEO is also eligible for COBRA premiums.
(3)In the event of severance/termination, the NEO is also eligible for COBRA premiums.

2024 Proxy Statement	83

Executive Compensation
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual compensation of David P. Bozeman, our President and CEO.
For 2023, our last completed fiscal year:
àthe annual total compensation of our median employee was $60,720; and
àthe annual total compensation of our CEO, as reported in the Summary Compensation Table, on page 76 of this Proxy Statement was $27,966,653. The annualized compensation for Mr. Bozeman, had he been in role for the entire year, would have been $34,747,946; therefore, we have used this amount to calculate the ratio of our annual total compensation for our CEO to the annual compensation of our median employee.

Summary Comp Table (SCT) Component	Actual Values from SCT ($)	For CEO Pay Ratio Calculation ($)	Rationale
Salary	500,000	1,000,000	Annualized salary
Sign-on Bonus	5,000,000	5,000,000	Not annualized, one time sign on bonus
Stock Awards	21,512,222	24,646,470	Annualized stock value for annual stock grant, plus full value of sign-on awards(1)
Non-Equity Incentive Compensation Plan	13,741	26,538	Annualized bonus payout based on actual performance
All Other Compensation	940,690	940,690	Not annualized, full costs
Total CEO Pay	27,966,653	34,747,946
(1)$18,200,943 of this value was in special one-time equity grants made to our CEO upon appointment.
Based on this information, for 2023, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 572:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
We identified our median employee based on the base salary plus overtime actually paid during fiscal year 2023 to all members of our workforce (including full-time, part-time, and temporary employees), other than our CEO, who were employed on December 31, 2023.
For purposes of determining the base salary plus overtime actually paid, we included: the amount of base salary the employee received during the year, and the amount of overtime the employee received during the year. We included adjustments for annualizing the pay for any employees who were employed by us for only part of the year, which included those that were on furlough.
Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The total compensation of our median employee, was determined to be $60,720. This total compensation amount for our median employee was then compared to the total compensation of our CEO disclosed above in the amount of $34,747,946. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
If special one-time sign-on bonus and equity grants were excluded from the CEO’s compensation, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 190:1.

84

Executive Compensation
Pay Versus Performance
As discussed in the CD&A above, our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests. A substantial portion of our NEOs’ realized compensation is linked to the achievement of our financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ return. The following tables provide additional compensation information for our NEOs, calculated in accordance with Securities and Exchange Commission (“SEC”) regulations, for the years ended December 31, 2023, 2022, 2021, and 2020:

	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Summary Compensation Table Total for Interim CEO ($)(1)	Compensation Actually Paid to Interim CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment (4) based on:		Net Income ($ in 000’s)	Adjusted Operating Margin(6)
Year							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	27,966,653	26,532,662	2,796,530	2,684,241	5,528,381	4,028,868	121.38	124.82	325,129	19.8%
2022	10,529,870	9,724,702	N/A	N/A	3,425,442	3,231,790	125.27	101.23	940,524	35.3%
2021	10,233,276	13,016,105	N/A	N/A	3,328,925	4,066,077	144.14	126.45	844,245	34.3%
2020	5,432,670	7,581,756	N/A	N/A	1,891,881	2,370,415	123.02	104.41	506,421	27.9%
(1)Amounts reported in the compensation columns above reflect the following individuals:

Year	CEO	Interim CEO	Non-CEO NEOs
2023	David P. Bozeman	Scott P. Anderson	Michael P. Zechmeister, Arun D. Rajan, Angela K. Freeman, Michael J. Short
2022	Robert C. Biesterfeld Jr.	N/A	Michael P. Zechmeister, Arun D. Rajan, Mac S. Pinkerton, Michael J. Short
2021	Robert C. Biesterfeld Jr.	N/A	Michael P. Zechmeister, Mac S. Pinkerton, Arun D. Rajan, Michael J. Short
2020	Robert C. Biesterfeld Jr.	N/A	Michael P. Zechmeister, Christopher J. O’Brien, Mac S. Pinkerton, Michael J. Short
(2)Amounts reported represent the amount of “Compensation Actually Paid,” as computed in accordance with SEC rules. Our NEOs did not participate in a pension plan; therefore, we did not report a change in pension value for any of the years reflected in this table, and a deduction from the Summary Compensation Table total related to pension value is not needed. Compensation Actually Paid to CEO and Compensation Actually Paid to Interim CEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

2023 ($)
Compensation Reported in Summary Compensation Table for CEO	27,966,653
Less: Value of stock and option awards reported in Summary Compensation Table	(21,512,222)
Plus: Year-end fair value of awards granted during the fiscal year that are unvested and outstanding	19,666,180
Plus: Year-end fair value of awards granted during the fiscal year that vested in the fiscal year	412,051
Plus: Increase (decrease) the difference between fair value from the end of the prior fiscal year to the vesting date of equity awards that were granted during a prior fiscal year that vested in this fiscal year	—
Plus: Increase (decrease) the difference between fair value of equity awards from the end of the prior fiscal year to the end of the fiscal year of equity awards that were granted during a prior fiscal year that remain unvested and outstanding during the fiscal year	—
Less: Prior fiscal year-end fair value of awards that were granted during a prior fiscal year that failed to vest during the fiscal year	—
Total Adjustments	(1,433,991)
Compensation Actually Paid to CEO	$26,532,662

2024 Proxy Statement	85

Executive Compensation

2023 ($)
Compensation Reported in Summary Compensation Table for Interim CEO	2,796,530
Less: Value of stock and option awards reported in Summary Compensation Table	(1,988,623)
Plus: Year-end fair value of awards granted during the fiscal year that are unvested and outstanding	1,876,334
Plus: Year-end fair value of awards granted during the fiscal year that vested in the fiscal year	—
Plus: Increase (decrease) the difference between fair value from the end of the prior fiscal year to the vesting date of equity awards that were granted during a prior fiscal year that vested in this fiscal year	—
Plus: Increase (decrease) the difference between fair value from the end of the prior fiscal year to the end of the fiscal year of equity awards that were granted during a prior fiscal year that remain unvested and outstanding during the fiscal year	—
Less: Prior fiscal year-end fair value of awards that were granted during a prior fiscal year that failed to vest in the fiscal year	—
Total Adjustments	(112,289)
Compensation Actually Paid to Interim CEO	$2,684,241
(3)Refer above for the list of the Non-CEO NEOs included in the figures for 2020 through 2023. Average Compensation Actually Paid to Non-CEO NEOs reflects the following adjustments from Average Total Compensation reported in the Summary Compensation Table:

2023 ($)
Average Compensation Reported in Summary Compensation Table	5,528,381
Less: Value of stock and option awards reported in Summary Compensation Table	(4,574,553)
Plus: Year-end value of awards granted during the fiscal year that are unvested and outstanding	3,497,189
Plus: Year-end value of awards granted during the fiscal year that vested in the fiscal year	284,502
Plus: Increase (decrease) the difference between fair value from the end of the prior fiscal year to the vesting date of equity awards that were granted during a prior fiscal year that vested in this fiscal year	(46,203)
Plus: Increase (decrease) the difference between fair value from the end of the prior fiscal year to the end of the fiscal year of equity awards that were granted during a prior fiscal year that remain unvested and outstanding during the fiscal year	(57,216)
Less: Prior year fair value of awards that were granted during a prior fiscal year that failed to vest in the fiscal year	(603,232)
Total Adjustments	(1,499,513)
Average Compensation Actually Paid	$4,028,868
(4)Total shareholder return (“TSR”) is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(5)Our peer group used for the TSR calculation is the NASDAQ Transportation Index, which is the industry index used to show our performance in our Form 10-K.
(6)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link Compensation Actually Paid to our NEOs for fiscal 2023 to our company’s performance, is adjusted operating margin.
Tabular List of Important Financial Performance Measures
The following table lists the most important financial performance measures we used to link Compensation Actually Paid to the NEOs for fiscal 2023 to our performance:
Financial Performance Measures

Adjusted Operating Margin(1)
Diluted Earnings Per Share
Adjusted Gross Profit(1)
(1)Additional information about adjusted gross profit and adjusted operating margin, including a reconciliation to gross profit and operating margin, is available in our annual report on Form 10-K for the year ended December 31, 2023.

86

Executive Compensation
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Talent & Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Cash Incentive Program and our Equity Compensation Program. In 2023, the significant increase in CEO compensation reflects special circumstances around attracting a new CEO to join our company, and doing so at a time when we were in the midst of transforming the business during a period where transportation markets are experiencing weak demand and excess of carrier capacity. Similarly, the slight increase in non-CEO NEO compensation also reflects the company’s intent to retain its key management while the company is in transition. Accordingly, with the exception of 2023, the charts below reflect that Compensation Actually Paid aligns to trends in ours and the NASDAQ Transportation Index TSR, net income, and adjusted operating margin results over the same periods. Transportation markets in 2023 experienced weak demand for freight combined with more than sufficient capacity which resulted in an oversupplied and very competitive market.
Compensation Actually Paid versus TSR

$160
$140
$120
$100
$80
$60
$40
$20
$—
Total Shareholder Return
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
12/31/20
12/31/21
12/31/22
12/31/23
CEO
Non-CEO NEOs
Interim CEO
CHRW TSR
NASDAQ Transportation Index TSR

(1)TSR in the above chart, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

2024 Proxy Statement	87

Executive Compensation
Compensation Actually Paid versus Total Net Income

$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$—
Total Net Income
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
12/31/20
12/31/21
12/31/22
12/31/23
CEO
Non-CEO NEOs
Interim CEO
Net Income

Compensation Actually Paid versus Adjusted Operating Margin %

40.0%
35.0%
30.0%
25.0%
20.0%
Adjusted Operating Margin %
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
12/31/20
12/31/21
12/31/22
12/31/23
CEO
Non-CEO NEOs
Interim CEO
Adjusted Operating Margin %

88

Proposal 3: Ratification of the Selection of Independent Auditors
The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2024. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2024.

2024 Proxy Statement	89

Audit-Related Matters
Independent Auditors’ Fees
The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the years ended December 31, 2023 and December 31, 2022. The table also includes fees billed for audit related, tax, and other services provided by the independent auditor during the same periods.

Fees	2023 ($)	2022 ($)
Audit Fees(1)	2,169,602	2,423,181
Audit-Related Fees(2)	91,358	44,041
Tax Fees(3)	930,242	189,481
All Other Fees(4)	152,152	—
Total	$3,343,354	$2,656,703
(1)Fees for audit services billed or expected to be billed relating to 2023 and 2022 consisted of:
•Audit of the company’s annual financial statements and internal controls over financial reporting;
•Reviews of the company’s quarterly financial statements; and
•Statutory and regulatory audits, consents, and other services related to SEC matters.
(2)Fees for audit-related services billed or expected to be billed consisted of:
•Employee benefit plan audit and due diligence procedures related to closed and prospective acquisitions.
(3)Fees for tax services billed for tax compliance and tax planning and advice:
•Fees for tax compliance services totaled $23,137 and $14,942 in 2023 and 2022, respectively. Tax compliance services are services provided based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.
•Fees for tax planning and advice services totaled $907,105 and $174,539 in 2023 and 2022, respectively. Tax planning and advice services are services provided for proposed transactions or other general tax planning matters.
(4)All other fees relate to greenhouse gas emissions reporting readiness consulting services billed.

90

Audit-Related Matters
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2023 and 2022 were pre-approved, following the policies and procedures of the Audit Committee.
Pre-approval Policy
All the professional services were approved or pre-approved in accordance with policies of the Audit Committee and the company. These policies describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot begin until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.
The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.
The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all the following criteria are met:
1.The service is not an audit, review, or other attest service;
2.The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or 5% of total fees paid to the independent auditor in a given fiscal year;
3.The services were not recognized at the time of the engagement to be non-audit services;
4.The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.

2024 Proxy Statement	91

Audit-Related Matters
Audit Committee Report
Management is responsible for the company’s internal controls and the financial reporting process. C.H. Robinson’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountant for the fiscal year ended December 31, 2023. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
Our independent accountant also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditor.
Based upon the Audit Committee’s discussions with management and the independent accountant, the Audit Committee’s review of the representation of management, and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
Mark A Goodburn, Chair
James J. Barber, Jr.
Timothy C. Gokey
James B. Stake
Paula C. Tolliver
The Members of the Audit Committee of the Board of Directors

92

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
The following table contains information regarding beneficial ownership of C.H. Robinson’s common stock as of Wednesday, March 13, 2024, by (i) each person who is known by the company to own beneficially more than 5% of the common stock, (ii) each director or nominee, and each NEO of the company named in the Summary Compensation Table and (iii) all current company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them. Percentage ownership of our management is based on 116,993,730 shares of our common stock issued and outstanding on Wednesday, March 13, 2024. Percentage ownership of our largest shareholders is based on the percentages set forth in the Schedule 13G/As referenced below.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Number of Performance Shares Granted(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	14,038,149	12.00%
BlackRock Inc.(4) 50 Hudson Yards New York, NY 10105	13,065,167	11.17%
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas New York, NY 10105	9,482,897	8.11%
State Street Corporation State(6) State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114	7,972,618	6.81%
David P. Bozeman	158,144	0.14%	136,716
Michael P. Zechmeister(7)	150,449	0.13%	46,114
Angela K. Freeman(8)	142,509	0.12%	53,150
Arun D. Rajan	132,664	0.11%	63,326
Michael J. Short(9)	96,157	0.08%	51,742
Scott P. Anderson	52,015	0.04%
James J. Barber Jr	1,999	—%
Kermit R. Crawford	6,654	0.01%
Timothy C. Gokey	18,877	0.02%
Mark A. Goodburn	7,749	0.01%
Mary J. Steele Guilfoile	20,402	0.02%
Jodee A. Kozlak	21,329	0.02%
Henry J. Maier	5,339	—%
James B. Stake	29,276	0.03%
Paula C. Tolliver	12,127	0.01%
Henry W. “Jay” Winship(10)	272,872	0.23%
All current executive officers and directors as a group (18 people)	1,376,878	1.18%	429,925

2024 Proxy Statement	93

Security Ownership and Related Information
(1)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable within 60 days of March 13, 2024, are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)The figures in this column represent the performance-based restricted shares and units granted to the NEOs and the other executive officers of the company.
(3)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024. The Vanguard Group, Inc., filing as an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E), has shared voting power over 153,135 shares, sole dispositive power over 13,513,714 shares, and shared dispositive power over 524,335 shares.
(4)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2024. BlackRock, Inc., filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has sole voting power over 11,889,438 shares and sole dispositive power over 13,065,167 shares.
(5)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2024, by First Eagle Investment Management, LLC (“FEIM”), filing as an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E), has sole voting power over 8,571,979 shares and sole dispositive power over 9,482,897 shares. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 6,737,246 shares, or 5.78% of the company’s common stock.
(6)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2024, by State Street Corporation, filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has shared voting power over 5,153,469 shares and shared dispositive power over 7,964,376 shares.
(7)Includes 85,976 shares underlying time-based stock options exercisable within 60 days.
(8)Includes 43,520 shares underlying time-based stock options exercisable within 60 days.
(9)Includes 10,408 shares underlying time-based stock options exercisable within 60 days.
(10)Includes 266,936 shares beneficially owned by Pacific Point Advisors LLC. Mr. Winship disclaims beneficial ownership of the shares held by Pacific Point except to the extent of his actual pecuniary interest in such shares.

94

Security Ownership and Related Information
Related Party Transactions
Our Audit Committee, pursuant to the company’s written policy and procedures regarding transactions with related parties, is responsible for reviewing, approving, and/or ratifying any transaction involving the company with related persons. As defined in the policy, (i) a “related person” includes all directors and executive officers of the company, any nominee for director, and any immediate family members of any of the foregoing persons, as well as shareholders who beneficially own greater than 5% of the company’s common stock and their immediate family members; and (ii) a “transaction” includes but is not limited to any financial transaction, arrangement, or relationship. A transaction does not include any compensation arrangement with an executive officer or director of the company that has been approved or authorized by the Talent & Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other things, the business purpose and terms of the transaction, the process used to evaluate the transaction, and the significance of the interests and amounts involved in the transaction.
Delinquent Section 16(a) Filings
Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the company’s executive officers, directors, and persons who beneficially own more than 10% of C.H. Robinson common stock, or any other person subject to Section 16 of the Exchange Act, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Based solely upon a review of copies of such reports, or written representations that all such reports were timely filed, the company believes that each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2023 except that, due to an administrative error, Mr. Winship filed one late Form 4 reporting the sale of indirectly held shares in connection with routine account maintenance.

2024 Proxy Statement	95

Additional Information
Proxy Statement for the 2024 Annual Meeting of Shareholders
This Proxy Statement is soliciting your proxy for use at the C.H. Robinson Worldwide, Inc. 2024 Annual Meeting of Shareholders (“Annual Meeting”). A proxy enables your shares of common stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be virtual only and held at 1:00 p.m. Central Time on Thursday, May 9, 2024. You may attend the virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2024. This proxy can also be used at any adjournment or postponement of the Annual Meeting.
This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc., (“the company,” “we,” “us,” or “C.H. Robinson”) for the following purposes:
1.To elect 12 directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We provide our shareholders with the opportunity to access the Annual Meeting proxy materials online. A Notice of Internet Availability of Proxy Materials is being mailed to all our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials online and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains your 16-digit control number that you will need to vote your shares at our virtual only Annual Meeting. Please keep the notice for your reference until after our Annual Meeting.
We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders by Friday, March 29, 2024.
Questions and Answers about the Annual Meeting
General Information
Who is entitled to vote?
Holders of record of C.H. Robinson Worldwide, Inc., common stock, par value $0.10 per share, at the close of business on March 13, 2024, are entitled to vote at our Annual Meeting. March 13, 2024 is referred to as the record date. As of the record date, 116,993,730 shares of common stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.
Shares are counted as present at the Annual Meeting if either the shareholder is present and votes during the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. To achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding common stock as of March 13, 2024 must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.

96

Additional Information
How can I vote?
If you submit your vote before the Annual Meeting using any of the following methods, your shares of common stock will be voted as you have instructed:
àOnline: You can vote your shares at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 8, 2024. You will need your 16-digit control number that was included in the notice that was mailed to you. The voting website has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If your shares are held beneficially, please follow the internet voting instructions in the notice you received from your bank, broker, trustee, or other record holder.
àBy Telephone: You can vote your shares by telephone. To vote your shares by telephone, please go to www.proxyvote.com and log in using your 16-digit control number provided on your notice. At that website, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 8, 2024. When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. As with online voting, you will be able to confirm that the system has properly recorded your votes.
àBy Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares beneficially, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
Your vote is important, and we encourage you to vote promptly. Online and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 8, 2024 for all shares entitled to vote. The company will be hosting the Annual Meeting virtually, which we believe allows C.H. Robinson to be more inclusive and reach a greater number of our shareholders. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/CHRW2024 and be sure to have the 16-digit control number provided to you on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you on whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote electronically, if you decide to login with your 16-digit control number and attend the virtual only Annual Meeting. Shareholders logging into the Annual Meeting with their 16-digit control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the meeting was an in-person meeting. This includes having the ability to ask questions throughout the Annual Meeting and having those questions answered during the question-and-answer period at the end of the Annual Meeting, to the extent such questions are related to the business being conducted at the Annual Meeting. Shareholders logging in with their 16-digit control number will be able to ask questions at any time during the Annual Meeting. Relevant questions related to business being conducted at the Annual Meeting will be answered following the adjournment of the Annual Meeting, and the company will prioritize questions that relate to the proposals considered at the Annual Meeting. If a shareholder asks general questions about C.H. Robinson, a representative of the company will respond to the shareholder following the adjournment of the Annual Meeting. Shareholders can learn more information about how to access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRW2024.

2024 Proxy Statement	97

Additional Information
What am I voting on, how many votes are required to approve each item, how are votes counted, and how does the Board recommend I vote?
The table below summarizes the proposal that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote:

Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting?(2)	Effect of Abstention	Effect of Broker Non-Vote

Proposal 1: Election of Directors	Majority of votes cast (votes FOR must exceed votes AGAINST)(3)	FOR AGAINST ABSTAIN	FOR each nominee	No	None	None

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers	We will consider our shareholders to have approved this advisory proposal if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None	None

Proposal 3: Ratification of the Selection of Independent Auditors	Majority of shares present in person or by proxy	FOR AGAINST ABSTAIN	FOR	Yes	Against	None
(1)If you sign and return your proxy without any specific voting instructions, your proxy will be voted in accordance with the Board recommendation listed above.
(2)Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer, but may vote on “routine” proposals without such instructions. The table indicates that the only routine proposal is Proposal 3. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.
(3)With respect to the election of directors, our Bylaws provide for a plurality voting standard in the event of a contested director election, as an exception to the majority voting standard described above, and contain a director resignation requirement. Under the director resignation requirement, any incumbent director who fails to receive a majority vote in an uncontested election is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting requirement described above applies to the election of directors at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the corporate secretary’s attention at the company’s address listed above, or during the Annual Meeting.
Shareholder Proposals and Other Matters
C.H. Robinson did not receive written notice of any shareholder proposal and, as of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

98

Additional Information
Other Information
Solicitation of Proxies
C.H. Robinson is making this solicitation and is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily via the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.
Proposals for the 2025 Annual Meeting
Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 2025 Annual Meeting of Shareholders must be received at C.H. Robinson’s executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming that our 2024 Annual Meeting is held on schedule, we must receive notice pertaining to the 2025 Annual Meeting no later than February 8, 2025. Proposals should be sent to the attention of the corporate secretary and must include certain information about the shareholder and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 8, 2025. Furthermore, with respect to any proposal that a shareholder desires to be included in the company’s 2025 proxy materials, such notice must be received at the above address no later than November 26, 2024. Please see “Proposal 1: Election of Directors - Board Nomination Process” on page 28 for information regarding the shareholder nomination process, including the right of our shareholders to nominate directors using “proxy access” and the deadlines for doing so.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 10, 2025.
Householding
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Corporate Secretary, by telephone at (952) 937-7829, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our Annual Report and/or Proxy Statement to a shareholder at a shared address to which a single copy of either document was delivered.
General
Our Annual Report and Form 10-K for the fiscal year ended December 31, 2023, are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials. Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 9, 2024, Annual Meeting. You may attend the meeting and vote your shares electronically as part of our virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2024. The meeting will be completely virtual. You will need the control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
By Order of the Board of Directors:
Ben G. Campbell
Chief Legal Officer and Secretary
March 26, 2024

2024 Proxy Statement	99

At the heart of all that we do

Our values share how we show up as employees and as leaders at C.H. Robinson. They are how we drive exceptional results for all of our stakeholders—including our customers. Developing our people for the future starts by defining the way that we work; these values give us the EDGE that we need—now and in the future.

Our leading EDGE values

Evolve constantly

Challenge the status quo and surface new ideas.

Deliver excellence

Encourage big thinking to consistently drive value.

Grow together

Serve and empower our teams to grow and advance.

Embrace integrity

Recognize diversity makes us a smarter, stronger team.

14701 Charlson Road | Eden Prairie, MN 55347-5076 | 952.937.8500
chrobinson.com

C.H. ROBINSON WORLDWIDE, INC.
ATTN: BEN G. CAMPBELL
14701 CHARLSON ROAD, SUITE 200
EDEN PRAIRIE, MN 55347

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 8, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CHRW2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 8, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38057-P07045

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C.H. ROBINSON WORLDWIDE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. James J. Barber, Jr.	☐	☐	☐
1b. David P. Bozeman	☐	☐	☐
1c. Kermit R. Crawford	☐	☐	☐
1d. Timothy C. Gokey	☐	☐	☐
1e. Mark A. Goodburn	☐	☐	☐
1f. Mary J. Steele Guilfoile	☐	☐	☐
1g. Jodee A. Kozlak	☐	☐	☐
1h. Henry J. Maier	☐	☐	☐
1i. Michael H. McGarry	☐	☐	☐
1j. Paige K. Robbins	☐	☐	☐
1k. Paula C. Tolliver	☐	☐	☐
1l. Henry W. "Jay" Winship	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V38058-P07045

C.H. ROBINSON WORLDWIDE, INC.
2024 Annual Meeting of Shareholders
Thursday, May 9, 2024 1:00 P.M. Central Time

This Proxy is solicited by the C.H. Robinson Worldwide, Inc. Board of Directors. Please vote your Proxy as soon as possible.

By signing this document, I appoint David P. Bozeman and Ben G. Campbell, or either of them, with full power of substitution to each, as proxy to represent me at the C.H. Robinson Worldwide, Inc. 2024 Annual Meeting of Shareholders, and at any associated adjournment(s). I also appoint each of them to vote all shares of Common Stock I am entitled to vote at the meeting as I have directed on the reverse side for each of the proposals in the Proxy Statement, and in their discretion on any other matters that may properly come before the meeting. C.H. Robinson Worldwide, Inc.'s 2024 Annual Meeting of Shareholders will be completely virtual. You can attend the meeting and vote these shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2024, on May 9, 2024 at 1:00 P.M. Central Time. You will need the 16 digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card to enter the Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted as you directed. If you do not give any direction, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR the item in Proposal 2, and FOR the item in Proposal 3. The tabulator cannot vote the shares unless you vote by telephone, Internet, or by mail. If you choose to mail your Proxy, you must sign and return this Proxy.

Continued and to be signed on reverse side